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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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13320 Ballantyne Corporate Place
Charlotte, NC 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 26, 2015

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation Annual Meeting of Stockholders on May 8, 2015 at 8:00 a.m. (Eastern Time), at the offices of SPX, 13320 Ballantyne Corporate Place, Charlotte, North Carolina, 28277.

        All SPX stockholders of record at the close of business on March 16, 2015 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation

SPX Corporation

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Friday, May 8, 2015
8:00 a.m.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect three directors for a three-year term;

    2.
    Conduct an advisory vote on our executive compensation practices;

    3.
    Approve the amendment and restatement of our 2002 Stock Compensation Plan;

    4.
    Approve the amendment of our Certificate of Incorporation to change the par value of our common stock;

    5.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2015; and

    6.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 16, 2015. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 26, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of
Stockholders: The Notice of Annual Meeting, Proxy Statement and
our 2014 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/SPW.

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with SPX's Annual Meeting, scheduled to take place on May 8, 2015, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2014 and related materials on or about March 26, 2015.

Are the Proxy Materials available electronically?

        Our proxy statement and our fiscal 2014 Annual Report to Stockholders are also available at our website at http://www.spx.com. Additionally, and in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at http://www.edocumentview.com/SPW, which does not have "cookies" that identify visitors to the site.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?

        SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder of record as of the close of business on March 16, 2015 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

    1.
    The election of three directors for a three-year term;

    2.
    Our executive compensation practices (sometimes referred to as "Say on Pay");

    3.
    Amending and restating our 2002 Stock Compensation Plan;

    4.
    Amending our Certificate of Incorporation to change the par value of our common stock; and

    5.
    Ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for 2015.

Who is entitled to vote?

        Stockholders at the close of business on March 16, 2015 (the record date) are entitled to vote. On that date, there were 40,988,503 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

Can I vote in person at the Annual Meeting?

        Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.

        Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote if I don't attend the Annual Meeting?

        If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

        If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

        If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back the related proxy card.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Jeremy Smeltser to vote on the items discussed in these Proxy Materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

  •
  FOR the election of the director nominees;

  •
  FOR the approval of our executive compensation practices;

  •
  FOR the amendment and restatement of our 2002 Stock Compensation Plan;

  •
  FOR the amendment of our Certificate of Incorporation to change the par value of our common stock;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2015; and

  •
  FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and Smeltser.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No

Say on Pay	Majority of Votes Cast	No

Amendment and restatement of our 2002 Stock Compensation Plan	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No

Amendment of our Certificate of Incorporation	Majority of Outstanding Shares	No

Ratification of Deloitte & Touche LLP as our independent public accountants for 2015	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes

Other Proposals	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No

        A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

  Impact of Abstentions or Broker Non-Votes

        An abstention is not considered as a share voted and will not impact the election of directors or the Say on Pay vote. However, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the amendment and restatement of our 2002 Stock Compensation Plan, the amendment of our Certificate of Incorporation, the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.

        A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals other than the amendment of our Certificate of Incorporation, where it will have the same effect as a vote against that proposal.

The New York Stock Exchange (the "NYSE") does not consider the election of directors, matters relating to compensation or the votes to amend and restate our 2002 Stock Compensation Plan or to amend our Certificate of Incorporation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to those proposals. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How do I submit a stockholder proposal?

        For a proposal to be included in our proxy statement for the 2016 Annual Meeting, you must submit it no later than November 27, 2015. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2016 Annual Meeting. We must receive this type of proposal in writing on or after December 10, 2015, but no later than January 9, 2016.

        As detailed in our by-laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (6) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (7) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (8) any other information regarding you or any beneficial owner that would be required under the SEC's proxy rules and regulations.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2016 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 9, 2016. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail, and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained D.F. King to assist us in soliciting your proxy and will pay them an estimated fee of $12,500 plus reasonable out-of-pocket expenses. D.F. King will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Eight directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently two directors in the first class, three directors in the second class, and three directors in the third class.

        At this Annual Meeting, you will be asked to elect three directors for the third class, Mr. Kearney, Ms. Altman, and Mr. Hull. Five directors will continue to serve on the Board of Directors as described below.

        Each of the director nominees is a current SPX director and, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he or she resigns, retires or is removed by the stockholders for cause.

        Each nominee has agreed to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Mr. Kearney, Ms. Altman, and Mr. Hull. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

Nominees to Serve Until 2018 Annual Meeting

Christopher J. Kearney, 59, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and was appointed Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and serves on the Board of Directors of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation and Polypore International, Inc. Mr. Kearney has been a director of SPX since 2004.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, as the only member of SPX management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Anne K. Altman, 56, has served in a number of roles at International Business Machines Corporation, beginning in 1981. Most recently, Ms. Altman has served as General Manager, IBM US Federal and Government Industries, Washington D.C., since 2013. She also currently serves on the IBM Performance Team and on the Advisory Board to IBM's Industry Academy. From 2009 until to 2013, Ms. Altman served as General Manager, Global Public Sector. Ms. Altman serves on the Executive Committee and as Vice Chairman of the Northern Virginia Technology Council, on the Executive Committee and as Technology Council Chair of the Professional Services Council, and on the Executive Committee and Nominating Committee, as well as Treasurer, of the National Symphony Orchestra. Ms. Altman joined the SPX Board in March, 2015.

Ms. Altman brings extensive information technology experience, including with respect to cybersecurity. Ms. Altman also contributes expertise with dealing and building relationships with government and regulatory agencies. Additionally, Ms. Altman offers valuable marketing, organizational management, and workforce optimization skills.

Robert F. Hull, Jr., 50, has served as the Chief Financial Officer of Lowe's Companies, Inc. since March 2003. He joined Lowe's in 1999 as Vice President of Financial Planning and Analysis and has more than 25 years of financial expertise, including deep knowledge and experience with financial statement analysis, tax matters, supply chain efficiencies and investor relations. He is a member of the Board of Trustees of the University of North Carolina at Charlotte. Mr. Hull joined the SPX Board in August 2014.

Mr. Hull contributes a strong financial expertise, including with respect to financial statement analysis and tax-related matters. Mr. Hull also brings a wealth of knowledge relating to supply chain efficiencies and investor relations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
EACH OF THE DIRECTOR NOMINEES

Directors Continuing Until 2016 Annual Meeting

Terry S. Lisenby, 64, is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company, a position he held from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby joined the SPX Board in January 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management, among other things. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

David V. Singer, 59, is the former Chief Executive Officer of Snyder's-Lance, Inc. ("Snyder's-Lance"), a manufacturer and marketer of snack foods throughout the United States and internationally. Mr. Singer served as CEO and a Director of Snyder's-Lance from its formation in 2010 until 2013. Mr. Singer was the President and CEO of Lance, Inc. ("Lance") from 2005 until its merger with Snyder's of Hanover, Inc. ("Snyder's") in 2010. Mr. Singer also served as a director of Lance from 2003 until the merger with Snyder's. Beginning in 2005, Mr. Singer led a decisive turnaround at Lance, overhauling supply chain, sales, marketing and distribution. In late 2010, he guided Lance's merger with Snyder's. Mr. Singer previously served as Chief Financial Officer of Charlotte-based Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer is also a director of Flowers Foods, Inc., Brunswick Corporation, and Hanesbrands, Inc.

Mr. Singer brings extensive board governance, management and financial experience to the board of directors as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

Directors Continuing Until 2017 Annual Meeting

Patrick D. Campbell, 62, is the retired Senior Vice President and Chief Financial Officer of 3M Company, a position he held from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell is also a director of Stanley Black & Decker and Solera Holdings, Inc. Mr. Campbell joined the SPX Board in March, 2014.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. In addition to responsibilities for traditional finance functions at 3M, Mr. Campbell was also responsible for Mergers and Acquisitions and Information Technology, and offers significant expertise in each of those areas. Mr. Campbell's broad range of experience at General Motors, including his role as Vice President and Chief Financial Officer, General Motors International Operations, gives Mr. Campbell a diverse and international knowledge base.

Emerson U. Fullwood, 67, is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group and Vanguard Funds, as well as of the University of Rochester Medical Center, North Carolina A&T State University, Roberts Wesleyan College, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Within the past five years Mr. Fullwood has also served as a director of Amerigroup Corporation. Mr. Fullwood has been a director of SPX since 1998 and was a director of General Signal Corporation prior to our acquisition of that company in 1998.

Mr. Fullwood is our longest-serving Board member and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Michael J. Mancuso, 72, retired in 2012 as Vice President and Chief Financial Officer of Computer Sciences Corporation ("CSC"), a provider of information technology and business process outsourcing and information technology and professional services, a role he had held since December 2008. He was previously Senior Vice President and Chief Financial Officer of General Dynamics Corporation, until June 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Within the past five years, Mr. Mancuso has been a director of the Shaw Group Inc., Agere Systems, Inc. and LSI Logic Corporation. Mr. Mancuso has been a director of SPX since 2005.

Mr. Mancuso contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Mancuso provides insights on managing a rapidly growing company, garnered from his years at General Dynamics, and brings a broad business and operations perspective, gained in part during his 21 years with General Electric and from his operations management responsibility for General Dynamics' Resources group in aggregates and coal. Finally, Mr. Mancuso's knowledge stemming from his corporate-wide responsibilities for IT systems at General Dynamics, as well as his experience as CFO of CSC, is valuable when considering IT issues and initiatives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires each director, officer and employee to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.

Director Independence

        Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Ms. Altman, Mr. Campbell, Mr. Fullwood, Mr. Hull, Mr. Lisenby, Mr. Mancuso, and Mr. Singer are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that Mr. Kearney is not independent as defined in our Independence Standards and the listing standards of the NYSE.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of non-employee directors are chaired by our Lead Director, Mr. Fullwood.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Risk Oversight

        The full Board exercises risk oversight at SPX. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

        Management presents to the full Board its view of the top risks facing SPX in a dedicated "enterprise risk management" presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

        In each of the past four fiscal years, we conducted an in-depth review of the risks associated with our incentive-based agreements and practices and determined that the risks were in line with our risk appetite.

        See "Risk Analysis," on p. 61, for further discussion.

Communications with Directors

        Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

Board Qualifications and Diversity

        The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but each does require that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        We believe that each director should bring a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 6 of this proxy, as well as other publicly available documents discussing their careers and experiences.

Director Nominees

        The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman, President, and CEO. A director's qualifications in meeting the criteria discussed above under "Board Qualifications and Diversity" are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method. Mr. Hull was recommended to the Board by Mr. Smeltser. Ms. Altman came to the attention of the Board through an independent search firm.

        Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

        If you wish to recommend a nominee for director for the 2015 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 9, 2016. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

        In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply.

        If a nominee already serving as a director is not elected at an annual meeting, Delaware law provides that the director will continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2014 Annual Meeting, each director standing for election received a majority of the votes cast for his or her election.

Attendance at Annual Meeting

        It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors serving at the time of our last Annual Meeting attended that meeting. We expect all our directors to attend the 2015 Annual Meeting.

Compensation Advisor

        The Compensation Committee has retained Pearl Meyer & Partners ("Pearl Meyer") as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Governance Committee relating to compensation of our non-employee directors. The independent compensation advisor may provide other consulting services to SPX, with approval from the Compensation Committee or Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor on at least an annual basis.

        The independent compensation advisor:

  •
  assesses data relating to executive pay levels and structure;

  •
  works with management on recommendations on compensation amounts and structure for all executive officers and directors other than the Chairman, President, and CEO;

  •
  presents to the Compensation Committee recommendations on compensation amounts and structure for the Chairman, President, and CEO;

  •
  presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

  •
  reviews and comments on management's recommendations relating to executive officer compensation;

  •
  recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

  •
  reviews proxy statement disclosures; and

  •
  advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.

        The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.

        The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer and the senior advisor involved in the engagement's independence, including the following factors: (1) other services provided to us; (2) fees paid by us as a percentage of Pearl Meyer's total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer's senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

  •
  The advisor reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Nominating and Governance Committee;

  •
  Only the Compensation Committee and the Nominating and Governance Committee have the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

  •
  The advisor meets as needed with Committee members, without the presence of management.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transaction requiring disclosure is the interest-free loan made in 2002 to Mr. Foreman, as described in "Compensation Discussion and Analysis—2014 Compensation—Other Benefits and Perquisites," on p. 34.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Nominating and Governance Committee and Audit Committee considered any relevant transactions, relationships or arrangements. No member of our Board or management was aware of any transactions that would be required to be disclosed in this section.

Board Leadership Structure

        Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive should be separate or combined, but rather makes leadership structure decisions such as this in consideration of then-current circumstances. Currently, Christopher J. Kearney is our CEO and President, and the Chairman of our Board. Emerson U. Fullwood is our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison between the independent directors and the Chairman and CEO, chairing meetings of independent directors, developing the Board's agendas in collaboration with the Chairman and CEO, and reviewing and advising on the quality of the information provided to the Board.

        We believe the leadership structure outlined above is best for our company and our stockholders at this time. The balance between our Chairman and our Lead Director has resulted in efficient leadership. Furthermore, having a single leader for both the company and the Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.

        The Lead Director's involvement in setting Board agendas and reviewing and commenting on information provided to the Board helps ensure an adequate flow of information to the Board. In addition, the small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

Board Committees

        The Board of Directors met ten times during 2014. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each current director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served in 2014, except that Mr. Campbell, who was appointed to our Board in March last year, attended 73% of such meetings due to pre-disclosed scheduling conflicts. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

        The table below provides current membership and 2014 meeting information for each of the Board Committees. Ms. Altman was appointed the Board in March 2015, and has not yet been appointed to any Committees.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Anne K. Altman
Patrick D. Campbell	X		X
Emerson U. Fullwood	X	X	Chair
Robert F. Hull, Jr.	X		X
Terry S. Lisenby	Chair	X
Michael J. Mancuso	X	Chair	X
David V. Singer	X	X
Number of Meetings	8	8	5

Audit Committee
Membership:
The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that each of Messrs. Lisenby and Mancuso is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

Function:	The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, cyber-security, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 63.
Compensation Committee
Membership:
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee meets the "outside director" and "non-employee director" requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, exercises oversight over the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 24, and "Corporate Governance—Compensation Advisor," beginning on p. 13.
Nominating and Governance Committee
Membership:
The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.
Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves equity awards for non-employee directors, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their service as directors. We compensate non-employee directors under the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan") and the 2002 Stock Compensation Plan (the "2002 Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        Non-employee director 2014 cash compensation was unchanged from 2013. The annual retainer was $90,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Each of Mr. K. Campbell and Mr. Fullwood received additional cash compensation equal to the additional fee we pay to our Lead Director, pro-rated for his time of service in that role. Mr. Kearney is our Chairman and receives no additional compensation for his service in that role.

        In addition to a cash retainer, each non-employee director receives grants of restricted stock. In 2013, we moved to a system of awarding stock grants based on the grant date value of the award, rather than awarding a fixed number of shares. Additionally, in 2013 we began awarding shares to our non-employee directors as of the date of our Annual Meeting, which shares vest at the following Annual Meeting, subject to the director's continued service on our Board as of the date of that meeting. Time-vested awards are designed to help ensure engaged directors with interests closely aligned with those of our long-term stockholders. In May, 2014, each director then serving received a grant of 1,257 shares of restricted stock under our 2002 Stock Compensation Plan, with a grant date value of $130,037. Mr. Hull received a pro-rated portion of the grant, with a grant date value of $65,031, when he joined the Board in August 2014.

        Prior to 2013, one-third of each grant became eligible to vest on each of the three anniversaries of the original grant date, subject to meeting performance standards. The restricted stock granted in 2012 would have vested if SPX total stockholder return exceeded that of the S&P 500 Index (the "S&P 500") for either the first year in which the tranche could have vested or the cumulative period since the grant date. Shares of restricted stock that did not vest within the three-year vesting period in accordance with these performance requirements were forfeited.

        One tranche granted prior to 2013 was eligible for vesting at the end of 2014—the third tranche of the 2012 awards. This tranche did not vest because we did not outperform the relevant index in either of 2014 or the three-year measurement period. Accordingly, directors forfeited this tranche, together with accrued dividends on the forfeited shares.

        Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director's name in an escrow or similar account maintained by SPX Corporation for that purpose. These dividends are subject to the same time and performance restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock.

Other

        The SPX Foundation (the "Foundation") will make matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.

Stock Ownership Guidelines

        Non-employee director stock ownership guidelines are three times the annual cash retainer. Each director is requested to attain the desired level of ownership within five years of the date of appointment as a director. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested equity awards are excluded.

        Once a director attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if the director later falls below the guideline, provided that he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards until he or she again meets or exceeds the guidelines.

        Each director was in compliance with these requirements as of January 31, 2015.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2014. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table. Ms. Altman did not serve as a director in 2014, and is therefore also omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

J. Kermit Campbell	$38,630	$0	$38,630

Patrick D. Campbell	$75,000	$130,037	$205,037

Emerson U. Fullwood	$106,370	$130,037	$236,407

Robert F. Hull, Jr.	$30,000	$65,031	$95,031

Terry S. Lisenby	$90,000	$130,037	$220,037

Michael J. Mancuso	$90,000	$130,037	$220,037

David V. Singer	$90,000	$130,037	$220,037

Martha B. Wyrsch	$90,000	$130,037	$220,037

(1)
Represents annual retainer of $90,000, the receipt of which the non-employee director may defer at his or her option. Mr. K. Campbell also received $8,630, representing the retainer for serving as Lead Director. Mr. Fullwood also received $16,370, representing the pro-rated retainer for serving as Lead Director. Mr. K. Campbell and Ms. Wyrsch retired from our Board in, respectively, May, 2014 and January 2015. Messrs. Patrick Campbell and Hull joined our Board during the course of 2014.

(2)
Stock awards are time-vested awards and vest one year following the grant date. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date.

  The total number of shares of unvested restricted stock held by each current director on December 31, 2014, was: Mr. P. Campbell, 1,257; Mr. Fullwood, 2,091; Mr. Hull, Jr., 621; Mr. Lisenby, 2,091; Mr. Mancuso, 2,091; and Mr. Singer, 1,257.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock our current directors, named executive officers, and all officers and directors as a group beneficially owned as of March 1, 2015. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2014.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them. No options were exercisable within 60 days as of March 1, 2015.

        The percent of SPX common stock owned is based on 40,977,085 shares outstanding as of March 1, 2015.

Directors and Named Executive Officers	Shares of Common Stock Owned	Percent of Class

Anne K. Altman	0	*

Patrick D. Campbell	1,257	*

Robert B. Foreman	109,405	*

Emerson U. Fullwood	16,232	*

Robert F. Hull, Jr.	621	*

Christopher J. Kearney (1)	577,385	1.4%

Kevin L. Lilly	77,386	*

Terry S. Lisenby	6,431	*

Michael J. Mancuso	14,765	*

David V. Singer	3,098	*

Jeremy W. Smeltser	86,879	*

J. Michael Whitted	64,390	*

All directors and officers as a group (17 persons)	1,150,273	2.8%

*
Less than 1.0.

(1)
Mr. Kearney indirectly holds 257,460 shares through a revocable trust of which he is the trustee and he and his family members are beneficiaries. In addition, Mr. Kearney is the successor to 71,039 shares through a revocable family trust of which his wife is the sole trustee and the beneficiary. All the assets in this family trust, including the 71,039 shares, are pledged to secure a loan. Mr. Kearney holds unpledged vested shares worth approximately 20 times his annual salary, based on the closing price on March 1, 2015.

Other Principal SPX Stockholders

        Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 40,977,085 shares of our common stock outstanding on March 1, 2015.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

Relational Investors, LLC (1) 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	3,549,349	8.7%

BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	2,941,261	7.2%

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	2,538,190	6.2%

Barrow, Hanley, Mewhinney & Strauss, LLC (4) 420 Montgomery Street San Francisco, CA 94104	2,341,497	5.7%

JPMorgan Chase & Co. (5) 270 Park Avenue New York, NY 10017	2,291,121	5.6%

(1)
Based on information provided in a Schedule 13D/A filed with the SEC on January 16, 2015 by Relational Investors, LLC and certain of its affiliated entities (collectively, the "Relational Investors Entities"), and Ralph V. Whitworth and David H. Batchelder. The Relational Investors Entities report having sole voting power and sole dispositive power with respect to all the shares. The Schedule 13D indicates that Messrs. Whitworth and Batchelder have shared voting power and shared dispositive power over the shares owned by the Relational Investors Entities.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc. and certain of its affiliated entities (collectively, the "BlackRock Entities"). The BlackRock Entities report having sole voting power with respect to 2,686,621 of the shares and sole dispositive power with respect to all the shares.

(3)
Based on information provided in a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group and certain of its affiliated entities ("Vanguard"). Vanguard reports having sole voting power with respect to 37,057 of the shares, sole dispositive power with respect to 2,505,433 of the shares, and shared dispositive power with respect to 32,757 of the shares.

(4)
Based on information provided in a Schedule 13G filed with the SEC on February 10, 2015 by Barrow, Hanley, Mewhinney & Strauss, LLC ("Barrow"). Barrow reports having sole voting power with respect to 619,702 of the shares, shared voting power with respect to 1,721,795 of the shares, and sole dispositive power with respect to all the shares.

(5)
Based on information provided in a Schedule 13G/A filed with the SEC on January 21, 2015 by JPMorgan Chase & Co. and certain of its affiliated entities (collectively, the "JPMorgan Entities"). The JPMorgan Entities report having sole voting power with respect to 1,829,050 of the shares, shared voting power with respect to 8,312 of the shares, sole dispositive power with respect to 2,282,851 of the shares, and shared dispositive power with respect to 8,050 of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following pages of our proxy statement describe SPX's executive compensation program and the compensation decisions made by the Compensation Committee for our named executive officers ("NEOs") listed below.

NEO	Title

Christopher J, Kearney	Chairman, President and Chief Executive Officer
Jeremy W. Smeltser	Vice President and Chief Financial Officer
Robert B. Foreman	Executive Vice President, Global Business Systems and Services, President, Asia Pacific
Kevin L. Lilly	Senior Vice President, Secretary and General Counsel
J. Michael Whitted	Vice President, Corporate Development

Overview

Recent Changes to Our Compensation Programs

        Over the last two years, we have made a number of significant investor-friendly changes to our executive compensation programs, including:

  •
  Total Shareholder Return—We changed our long-term incentive plan performance measure to a relative total shareholder return metric

  •
  Lengthened long-term incentive plan performance period—We lengthened the long-term incentive plan performance period from three annual performance periods to one three-year performance period

  •
  Eliminated tax gross-ups—We eliminated tax gross-ups from our change in control programs

  •
  Eliminated single triggers—We have proposed adding a double trigger to our equity plans in the event of a change of control (subject to stockholder approval)

  •
  Minimum vesting requirement—We have proposed a one-year vesting requirement on all new equity grants (subject to stockholder approval)

  •
  Eliminated a number of perquisites—We eliminated a number of perquisites, including automobile allowances and country club memberships

  •
  Updated peer group—We updated our peer group to better reflect our industry, size and competition for executives

Responsiveness to Stockholders

        In 2014, we continued our outreach to stockholders, discussing our executive compensation with a number of our largest stockholders. Following these discussions, the Committee has proposed changes to our equity plan in the proposal in this proxy statement. Specifically, we are proposing that stockholders approve adding a double trigger in the event of a change of control and instituting a one-year vesting requirement on all new equity grants.

Pay for Performance/Accountability

        2014 was a milestone year for our company. Operationally, we transitioned into our new organizational alignment, structured around end-markets, designed to improve our operating efficiency and enhance our customer focus by more closely aligning our organizational resources with customer needs. This change contributed to a second consecutive year of margin improvement and strong cash flow generation. Strategically, we executed a number of actions, culminating with the announcement of our plan to spin-off our Flow business and separate SPX into two standalone public companies.

        The spin-off is designed to provide both companies greater flexibility to focus on and pursue their respective growth strategies, enabling them to create significant value for shareholders, customers, and employees. We believe the execution of this plan will allow investors to distinctly value the unique attributes of each company.

        We also executed a number of restructuring actions aimed at reducing our cost structure and improving our ability to serve our customers. These actions, along with ongoing lean and supply chain initiatives, contributed to improved operating performance at many of our businesses last year. As a result, despite a $54 million year-over-year reduction to segment income related to the large power projects in South Africa, our consolidated 2014 segment income increased 2% to $522 million and segment income margins increased 40 basis points to 11.1%. We also generated operating cash flows from continuing operations of $82 million, net of $235 million in tax payments related to the gains on the sales of our Precision Components and Thermal Product Solutions businesses and our interest in a joint venture. Those three divestitures yielded $679 million of gross proceeds.

        We began 2014 with $692 million of cash on hand and $1.676 billion of total debt. We deployed that cash to pay down debt, increase our dividend by 50% and repurchase approximately 11% of our outstanding shares. We ended 2014 with $428 million of cash and equivalents and $1.370 billion of total debt.

2014 Bonus Performance

        Our 2014 performance resulted in our exceeding all bonus compensation target metrics for the year. As a result, our corporate bonus approached the maximum potential payout for the first time since 2008.

2014 Total Shareholder Return Performance

        From December 31, 2013 through September 8, 2014, our total shareholder return performance increased 6% and was generally in-line with the S&P 500 Index. However, from September 9, 2014 through December 31, 2014, our total shareholder return declined 18%, underperforming the S&P 500. For the full year our total shareholder return declined 12%.

        While many factors influence the value of our stock price, we believe two notable factors contributed disproportionately to the decline in our stock price during the latter part of 2014:

  1.
  Our top stockholder, Relational Investors, announced the liquidation of its portfolio and liquidation of its fund. In conjunction with this action, Relational Investors sold approximately 2 million shares of our stock, or nearly 5% of our outstanding share base, in the period from October 29, 2014 to November 25, 2014.

  2.
  The sharp decline in oil prices during the second half of 2014 appears to have significantly impacted our stock price even though only 18% of our 2014 revenue was generated from direct sales into oil-related markets.

        This chart illustrates our total shareholder return performance on a daily basis throughout 2014 relative to the S&P 500 Index, the S&P Composite 1500 Industrials Index and the Dow Jones, UBS West Texas Intermediate Crude Oil Sub index.

        This next chart compares our 2014 total shareholder return versus that of the companies included in our 2014 peer group, with the exception of Dresser Rand, which agreed to be acquired by Siemens in 2014. The average total shareholder return for the below peer group declined 10% in 2014. Notably, companies with exposure to oil related markets generally performed at or below the peer group average.

Net Actual Compensation

        This year we continue our practice of recent years of including a Supplemental CEO Compensation Table, on p. 44, reporting compensation for our CEO as adjusted to report the (1) value of the equity grant less the value of equity forfeited, and (2) increase in the lump-sum amount we would have actually paid our CEO assuming he left our company on December 31, 2014, versus December 31, 2013.

        Notwithstanding our strong Company performance, our stock did not outperform the S&P 500 Index for either the one- or three-year period ending December 31, 2014. As a result, the final tranche of the stock granted in 2012 failed to vest and was forfeited. The value of this forfeiture was $2,885,198 in total for the NEOs, of which $1,568,031 was forfeited by our Chairman, President, and CEO (our "CEO"). The value of this forfeiture is not reflected in the Summary Compensation Table.

        Additionally, the Change in Pension Value and Nonqualified Deferred Compensation column of the Summary Compensation Table shows a significant increase in the amount deemed to be received by our CEO over the prior year. Changes in interest rates can significantly and disproportionately increase pension accruals as reported in the Summary Compensation Table, particularly in cases, such as with our CEO, where an executive has many years in service and has stopped accruing extra years' service under these plans. In such cases, we believe it is useful to provide information from an absolute dollar perspective, by reporting the amount by which the lump sum payable to the affected officer actually increased over the course of the year. This year, changes in our mortality assumptions also increased the amount reported in this column.

        The limitations of this approach include the fact that accounting adjustments are meant to reflect the present value of future cash streams and that, because most companies do not report the adjustments reflected in the Supplemental CEO Compensation Table, our reported numbers are difficult to compare to other companies. Accordingly, we encourage you to use both our adjusted number and the number reported in the Summary Compensation Table when considering the compensation of our CEO.

Executive Compensation Philosophy

        We follow these guiding principles when designing and setting compensation for our NEOs:

  •
  Compensation should reward performance;

  •
  Compensation should align the interests of our NEOs with those of our long-term stockholders;

  •
  Compensation should support our business and human capital strategies; and

  •
  Compensation should attract, motivate and retain quality NEOs.

Executive Compensation Practices

Practices We Follow

Pay for Performance	We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require the achievement of performance targets in order to vest.

Reasonable Perquisites	In recent years we have eliminated tax gross-ups on perquisites and reduced overall perquisites.

Independent Compensation Advisor	The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Review Tally Sheets	We review compensation tally sheets for our NEOs at least annually.

Mitigate Undue Risk	We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Stringent Share Ownership Guidelines	We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

280G Excise Tax Gross-Ups	We do not offer 280G excise tax gross-ups to any of our employees.

Hedging	We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

Other Practices We Avoid	As in prior years, we have avoided:

•

multi-year guarantees for salary increases;

•

non-performance-based bonuses;

•

excessive non-performance-based long-term incentive awards;

•

inclusion of long-term equity awards in the pension calculation;

•

bonus payouts without justifiable performance linkage or proper disclosure;

•

discretionary bonuses; and

•

performance goals that are too easily achievable or based on negative earnings.

Compensation Practices Discussion

        We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

        The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a significant majority of direct compensation (salary, bonus, and equity awards) is incentive-based.

        Bonuses are based on operating performance. Equity awards are designed to reward increased stock price and aid in retention. We design both cash bonuses and equity awards to align employee interests with those of our stockholders. We also offer each NEO perquisites and post-employment benefits.

        NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Committee also reviews tally sheets setting forth total compensation and walk-away values at least annually. The Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee's independent compensation advisor, as well as its own assessments.

  Role of Management, the Independent Compensation Advisor and Selecting a Peer Group

        The Committee has retained Pearl Meyer directly as its independent compensation advisor. The independent compensation advisor advises on all aspects of executive officer and director compensation. For more information, see "Corporate Governance—Compensation Advisor," beginning on p. 13.

        The most significant aspects of management's role in the compensation-setting process are as follows:

  •
  Our human resources, finance and legal departments prepare materials for the Committee, as does the Committee's independent compensation advisor.

  •
  Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards. These recommendations are reviewed with the Committee's independent compensation advisor and then submitted to the Committee for review, discussion, and approval.

  •
  Management prepares and recommends business performance targets and objectives.

        The Committee's independent compensation advisor recommends the list of peer companies against which we benchmark our executive officer and director compensation. For 2014, the Committee and the Committee's outside advisor, together with management, engaged in a comprehensive reconstruction of the Company's peer group. The companies selected for the new peer group were primarily industrial manufacturing companies from the Capital Goods sector, with most also being in the Industrial Machinery industry group, each as classified by Standard and Poors. The companies as a group are similar to SPX in size and other characteristics and are typically companies against which we compete for talent. Factors considered in determining the peer group include revenues, market capitalization, total assets, and employee count. In addition, our peer group includes many companies with similar end-market characteristics.

        The following companies comprise our peer group for determining 2014 compensation:

• Cameron International Corp. • Carlisle Companies, Inc. • Chicago Bridge & Iron Company N.V. • Colfax Corp. • Crane Co.	• Dover Corp. • Dresser-Rand Group Inc. • Flowserve Corp. • FMC Technologies, Inc. • Foster Wheeler AG	• Ingersoll-Rand Co. Ltd. • Jacobs Engineering Group Inc. • KBR, Inc. • Pall Corp. • Parker-Hannifin Corp.	• Pentair, Ltd. • Rockwell Automation, Inc. • Roper Industries, Inc. • The Babcock & Wilcox Co. • Xylem Inc.

        Additionally, the 2013 Towers Watson CDB General Industry Executive Compensation Database provided market data for comparably sized companies across a large number of general industrial and manufacturing companies and was used to supplement the peer group data. Pearl Meyer used regression analysis to adjust data in these surveys to appropriately reflect officer compensation at companies with annual revenues similar to SPX.

        We consider competitive compensation practices by other companies for comparative purposes. We do not target specific benchmark percentiles. The comparative analysis is just one of several tools we use to set compensation. We award compensation outside the target levels for reasons that may include market forces, company or individual performance, longevity of contribution to the company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

        In addition to its regular ongoing review, the Committee reviewed the entire executive officer compensation program in 2012, with a particular focus on long-term incentive plan design. Compensation changes discussed in this proxy statement resulted, in part, from these discussions.

2014 Compensation

Base Salary

        Base salary is designed to offer competitive base income. In setting base salary, we consider the salary and total compensation market data in the context of the NEO's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to SPX results.

        At the beginning of 2014, Messrs. Kearney, Foreman, Smeltser, Lilly, and Whitted received salary increases of, respectively, 2.6%, 2.7%, 4.2%, 4.2%, and 4.3%, in recognition of each officer's agreement to reduce perquisites and benefits. Effective March 31, 2014, Messrs. Kearney, Foreman, Smeltser, Lilly, and Whitted received additional salary increases of, respectively, 2.9%, 2.9%, 9.6%, 2.9%, and 2.9%, in line with our view of increases at peer companies, and also in line with increases granted to our other employees.

Bonuses

  Targets

        We set target bonus at a percentage of year-end salary. We increase this percentage as the employee's responsibilities and authority increase to help ensure that those most able to impact our company performance have the greatest percentage of their total compensation tied to our company's performance.

        Target bonuses for NEOs were unchanged for 2014, with targets of 130% of salary for our CEO, 100% for Mr. Foreman, and 80% for each of Messrs. Smeltser, Lilly, and Whitted.

  Bonus Awards

        Bonuses paid to our NEOs are paid by reference to the metrics under the Executive Bonus Plan, the plan under which we pay bonuses to our other executives.

        The Executive Bonus Plan pays bonuses ranging from 0% to 200% of target bonus by reference to one or more metrics. The threshold for at least one metric must be met in order for any bonus to be paid. If only one metric threshold is met, total potential payout is limited to 50% of target bonus.

        The chart below shows the 2014 threshold, target, and stretch goals for each of the relevant metrics, our actual results, and the resultant percentage of target bonus. As set forth below, each NEO received a bonus of 194% of target.

($ Millions) Metric	Threshold	Target	Stretch	Actual	Bonus %

Corporate

Bonus Operating Margin	7.8%	8.3%	8.8%	8.74%	194%

Bonus Free Cash Flow	$188	$228	$268	$305

        The chart below details how we arrived at bonus amounts for each NEO.

	2014 Year-End Salary	Target Bonus, as Percentage of Salary	Percentage of Target Bonus Payable Based on 2014 Performance	Bonus Amount

Christopher J. Kearney	$1,224,800	130%	194%	$3,088,946

Jeremy W. Smeltser	$571,200	80%	194%	$886,502

Robert B. Foreman	$840,050	100%	194%	$1,629,697

Kevin L. Lilly	$546,500	80%	194%	$848,168

J. Michael Whitted	$525,900	80%	194%	$816,197

  Bonus Metrics

        We require year-over-year improvement in operating performance and correspondingly strong cash flow performance for bonuses to be paid. We believe that setting targets to require improvement over the prior year's performance is appropriate and ties pay to performance, as reflected in our CEO's bonus payouts in recent years.

        For Corporate employees, we use Bonus Operating Margin and Bonus Free Cash Flow as our two performance metrics. Combined, these metrics are designed to reward improving performance through effective management of profitability and expenses and appropriate focus on quality of earnings and the efficient use of capital. Further, these metrics align with our public communications and internal business goals. We believe they are transparent, understandable and consistent with compensation plans at other industrial companies. In 2014, as we have every year since 2005, we required improvement over the prior year's operating margin performance to receive any bonus based on that metric, and an improvement of 50 basis points over the prior year's operating margin performance (as restated to reflect acquisitions or dispositions) to reach the target bonus.

        We exclude items to eliminate factors beyond the control of company employees in the measurement year, to focus employees, including NEOs, on controllable operating performance, and to eliminate possible disincentives to act in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may result in lower bonuses in the year in which the business was sold. Accordingly, these numbers are adjusted in the calculation of bonuses.

        For 2014, Bonus Operating Margin represented adjusted operating income divided by net revenues, and adjusted operating income represented operating income excluding stock-based compensation expense, pension and post-retiree medical expense or income, non-cash asset impairments, certain profits or losses on acquisitions or dispositions and related activities, certain legal reserves and settlements, and other similar items, as approved by the Committee.

        Bonus Free Cash Flow represented Bonus Operating Cash Flow less capital expenditures. Bonus Operating Cash Flow represented operating cash flow from continuing operations, plus or minus pension and post-retiree medical funding requirements in excess of or less than the related expense, minus deferred and amortized cash investments in select strategic assets, certain operating cash activity associated with acquisitions or dispositions and related activities, and other similar items, as approved by the Committee.

Equity-Based Awards

        As noted above, we made significant changes to our equity-based awards for NEOs for 2013, which we continued to apply in 2014. These changes and their underlying rationale are described below:

Long-Term Incentive Program

	2012 and Prior	2013 - 2014	Rationale

Grant Calculation	Primarily based on number of shares.	Primarily based on fair value of awards.	Analysis of peer and other executive compensation data indicates that it is a more common practice for award grants to be based on value rather than share count. We also believe this change will improve investor understanding of our pay practices, while also better aligning us with market practice.

Vesting Type	100% of equity awards were subject to company performance compared to an external metric.	All equity awards are subject to performance vesting designed to qualify the equity award for deductibility under Section 162(m) of the Internal Revenue Code ("Rule 162(m)").

In addition, 2/3 of each grant is subject to company performance compared to an annualized external performance metric.

Tying the vesting of 2/3 of the grant to an external performance metric continues the strong alignment of NEO and stockholder interests.

Tying vesting to an internal performance metric designed to qualify under Rule 162(m) improves our ability to retain officers. Analysis of peer and other executive compensation data indicates this is a more common practice than subjecting 100% of each share grant to vesting based on an external performance metric.

Performance Metrics	SPX total stockholder return ("TSR") measured against the S&P 500 TSR.	External metric awards: SPX TSR measured against the annualized S&P 1500 Industrials TSR.	We believe the S&P 1500 Industrials tracks performance of companies similar to ours more closely than does the broader S&P 500.

Graduated Performance	100% of each tranche would vest if SPX TSR exceeded that of the S&P 500 either in the first year in which the tranche became eligible to vest or over the cumulative period since the date of the grant.	Between 25% and 125% of external performance metric awards may vest based on the annualized three-year performance of SPX TSR against the S&P 1500 Industrials TSR.	Investor feedback and review of peer company compensation packages indicate that it is common practice to allow proportional vesting of performance stock. Additionally, this reduces sharp vesting cliffs, which could lead to adverse incentives for short-term behavior.

Clawback Provisions	None	Awards are subject to any compensation recovery policy adopted by us, as amended from time to time.

        Annual grants of equity prior to 2013 had three tranches. The tranches vested in equal amounts over three years, but only if SPX total stockholder return exceeded the S&P 500 for the prior year or for the cumulative period since the grant date. Any tranche that did not vest within three years was forfeited.

        One tranche granted prior to 2013 was eligible for vesting at the end of 2014—the third tranche of the 2012 awards. This tranche did not vest because we did not outperform the relevant index in either of 2014 or the three-year measurement period. Accordingly, NEOs forfeited this tranche, together with accrued dividends on the forfeited shares.

        In 2014, stock award values for officers were increased in response to significant progress on key company strategic and capital initiatives, key examples of which are cited above. Mr. Kearney's award value was set at $6.65 million, Mr. Foreman's award value was set at $2.05 million and the award for each of the other officers was set at $1.55 million. The number of shares actually awarded is calculated based on the average stock price over the 30 days prior to the stock award and, accordingly, values reported in the Summary Compensation Table may vary from the above amounts.

        We design equity awards to promote long-term stock ownership and expose senior-level management to the risks and rewards faced by our long-term stockholders. Because the majority of equity we award to NEOs vests over three years, and only if the total return of our stock performs acceptably against a major stock index, it also has significant employee retention value and continues to tie the interests of our NEOs to those of our stockholders even after it is awarded. Grants of performance-based restricted stock are the most significant component of our NEOs' direct compensation opportunity.

        In 2014, two-thirds of the value of the restricted stock awards to NEOs was in the form of external metric stock, and one-third was in the form of internal metric stock. Between 0% and 125% of the external performance metric award may vest based on the annualized three-year performance of SPX TSR against the S&P 1500 Industrials TSR. The triggers for vesting are set forth in the below table.

Annualized Shareholder Return Performance During the Measurement Period	Restricted Stock Vesting

Below Threshold:
More than 9% below S&P 1500 Industrials TSR	0

Threshold:
9% below S&P 1500 Industrials TSR (approximates historical performance at 25th percentile)	25% of target payout

Target:
Equal to S&P 1500 Industrials TSR	Target payout

Maximum:
6% above S&P 1500 Industrials TSR (approximates historical performance at 65th percentile)	125% of target payout

        We believe this structure provides meaningful performance metrics, as evidenced by the grant date fair value accounting valuation in 2014 of 78.6% of their grant date share price.

        Internal metric stock vests based on the same trigger applicable under the 162(m) Plan (as defined later), which is designed to qualify the stock for performance vesting treatment under Rule 162(m). In each of 2013 and 2014, the target was met, qualifying each tranche of internal metric stock granted in that year for vesting, subject to the employee being employed at the vesting date.

Equity Awards Practices

        We conduct a full review of executive compensation, including equity awards, at least annually. In each of the last three years, equity awards were reviewed and approved late in the prior year and granted on the first trading day of the award year.

        Dividends with respect to any shares of unvested restricted stock are deposited in the NEO's name in an escrow or similar account maintained by SPX for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited.

        In the event of retirement, termination by SPX without "cause" or voluntary termination by the executive for "good reason" (each as defined in the applicable award or employment agreements), unvested restricted stock will remain subject to the original performance requirements and vesting schedule.

        The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        We granted no stock options in 2014.

Other Benefits and Perquisites

        We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We do not provide tax gross-up payments for perquisites.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Mr. Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. Mr. Foreman received a loan in the amount of $1.5 million. We have not made any relocation loans to officers since 2002.

        Our CEO may utilize our aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table on p. 40.

Retirement and Deferred Compensation Plans

        The NEOs participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the NEOs are also participants in the SPX US Pension Plan (formerly named the SPX Corporation Individual Account Retirement Plan) (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        Effective March 10, 2014, changes to the termination provisions of the TMP, SIARP, & SRSP (as defined below) were made to bring them in line with the benefits provided under the NEOs' change in control agreements.

        In 2014, fluctuating interest rates played a very significant role in the values we are required to report in the Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table. As discussed in prior years, our plans, particularly with respect to our longer-serving NEOs, are very sensitive to interest rates. As we have in prior years, in the Supplemental CEO Compensation Table for 2014, we provide a calculation reporting the increase in the amount our CEO would actually receive, in addition to the required reporting that includes notional amounts resulting from decreased interest rates.

        The executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program and has been in place since October 22, 1985. Messrs. Kearney and Foreman have credited service in the TMP since 1997 and 1999, respectively. In each of 2005 and 2009, in response to changing market conditions relating to retirement practices, we reduced benefits provided by the TMP for new participants. Changes in 2005 included a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. Changes in 2009 included a longer accrual period than required for earlier participants and required five years of service as an officer before vesting. The Summary Compensation Table on p. 40 and the Pension Benefits table on p. 49, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon an NEO's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 52.

        NEOs and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation in 2014 table and accompanying narrative and footnotes, beginning on p. 50, for more information regarding these plans.

Termination and Change-in-Control Provisions

        We design termination and change-in-control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with newer agreements generally offering reduced payments and increased vesting obligations.

        In December, 2013, each of our executive officers voluntarily agreed to amend and restate his change of control agreement to, among other things:

  •
  Eliminate the payment of excise tax gross-ups in the event of a change of control;

  •
  Revise the definition of a "change of control" to increase the ownership threshold at which a change of control is deemed to take place to 25%;

  •
  Require consummation of a business combination (rather than only shareholder approval) to trigger a change of control; and

  •
  Eliminate the right of the executive officer to trigger change of control payments if he terminates his employment "for any reason" following a change of control.

        Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.

        In the case of a change in control, the NEOs become immediately vested in all previously granted unvested SPX restricted stock, including shares subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control.

        Termination and change-in-control agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 52.

2015 Compensation Changes

  Stock Options

        In January 2015, the Committee granted stock options to our officers for the first time since 2004.

  Salary

        No officers other than Mr. Smeltser received salary increases for 2015. Mr. Smeltser received an increase in salary of 3%, in line with the U.S. merit increase budget for all employees.

  Bonus

        We expect 2015 to be a unique year from a compensation perspective. We have announced our intention to spin-off our flow-related businesses, which constitute over half of our company's revenues. If the spin-off is completed, historical measurements for bonus and equity vestings will no longer be workable. Additionally, we face retention concerns commonly seen in transactions of this type. As a result, we plan to significantly change our compensation programs for 2015 to address the spin-off should it occur.

        We have not finalized our equity-related spin-off decisions, but the Committee has effected bonus changes for 2015. In place of the metrics described above, if the spin-off is completed, we would pay NEO bonuses by reference to the Executive Bonus Plan. Under that plan, we will pay bonuses using two metrics: Bank EBITDA (Consolidated EBITDA, as defined in our credit facilities) and revenue. The Committee selected these metrics because it believes they are transparent and provide certainty of calculation. To address retention issues, the Committee has set a floor payout under the Executive Bonus Plan of 85% of target bonus, the target at 125%, and the maximum payout opportunity at 200%. These numbers compare to our current floor of 0%, target payout at 100%, and maximum payout opportunity of 200%.

Stock Ownership Guidelines

        We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested performance-based equity awards (both those based on an internal and external metric) are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.

        Once an NEO attains the desired level of share ownership, he or she will continue to be compliant with these guidelines even if the NEO later falls below the guideline, provided that the NEO retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

        Each NEO was in compliance with these requirements as of March 1, 2015.

Policy on Hedging

        No SPX employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Tax Matters

        We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible. We structure our executive officer bonuses to be tax deductible, and therefore a separate plan, the Executive Annual Bonus Plan (the "162(m) Plan") determines whether each NEO qualifies for the payment of bonuses described above, and sets a cap on the amount of bonus that may be awarded and treated as tax-deductible.

        A portion of the stock awarded to NEOs (the portion described as the "internal metric" stock) vests based on the same trigger as under the 162(m) Plan. In 2014, the 162(m) Plan performance goal was met.

        In the past we agreed to make "gross-up" payments, designed to reimburse an NEO for any excise taxes imposed as a result of payments by us. As noted under "Termination and Change-in-Control Provisions" above, each of our officers agreed to eliminate Section 280G tax gross-ups effective March 10, 2014.

Impact on Compensation from Misconduct—Clawbacks

        If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan, provides for repayment or forfeiture of awards under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Beginning in 2013, our equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.

Say on Pay Vote

        At the 2014 Annual Meeting, about 62% of the votes cast on the advisory vote on our executive compensation were in favor of our NEO pay as disclosed in the 2014 proxy statement. While this vote was not binding, we value the opinions of our stockholders and the Committee gives weight to your concerns as it evaluates executive compensation. After reviewing these final vote results and other investor feedback, collected from key investors over the past few years, the Committee has recommended that stockholders approve changes to future equity awards granted under our compensation plans, including adding a double trigger in the event of a change of control and a one-year vesting requirement on all new equity grants, as described in Proposal No. 3—Amendment and Restatement of 2002 Stock Compensation Plan, beginning on p. 69.

        We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed at our 2011 Annual Meeting. Our board of directors recommends that you vote FOR Proposal No. 2 at the Annual Meeting. For more information, see "Proposal No. 2—Advisory Vote to Approve the Compensation of our Named Executive Officers," beginning on p. 64.

Notes

        The discussion of performance targets in Compensation Discussion and Analysis is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management's expectations of future results.

        References to "bonuses" are to performance-based payments reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on p. 40.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors consists of four directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's "Compensation Discussion and Analysis" on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2014.

Compensation Committee
Michael J. Mancuso, Chairman Emerson U. Fullwood Terry S. Lisenby David V. Singer

Summary Compensation Table for 2014

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2014.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)

Christopher J. Kearney	2014	$1,214,277	$6,941,749	$3,088,946	$3,585,158	$412,522	(6)	$15,242,652
Chairman, President	2013	$1,147,615	$5,199,977	$1,824,680	$771,380	$261,011		$9,204,663
and CEO	2012	$1,105,250	$4,706,700	$444,597	$3,846,353	$466,800		$10,569,700

Jeremy W. Smeltser	2014	$556,923	$1,613,698	$886,502	$326,309	$104,098	(7)	$3,487,530
Vice President & CFO	2013	$486,538	$1,188,532	$484,000	$70,908	$57,651		$2,287,629
	2012	$401,677	$1,135,523	$163,079	$125,477	$96,736		$1,922,492

Robert B. Foreman	2014	$832,814	$2,140,906	$1,629,697	$2,393,486	$335,293	(8)	$7,332,196
Executive Vice President,	2013	$788,110	$1,485,670	$961,950	$1,297,713	$213,690		$4,747,133
Global Business Systems &	2012	$763,377	$1,482,611	$236,209	$3,048,754	$353,395		$5,884,346
Services, President, Asia Pacific

Kevin L. Lilly	2014	$541,565	$1,613,698	$848,168	$944,477	$165,025	(9)	$4,112,933
SVP, Secretary &	2013	$503,269	$1,188,532	$493,680	$489,793	$100,761		$2,776,035
General Counsel

J. Michael Whitted	2014	$521,127	$1,490,527	$816,197	$269,161	$118,900	(10)	$3,215,912
VP Corporate Development

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2014, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$17,500	$225,355

Mr. Smeltser	$14,912	$68,624

Mr. Foreman	$23,000	$149,053

Mr. Lilly	$13,174	$26,414

Mr. Whitted	$17,500	$72,018

(2)
These grants are generally subject to performance vesting conditions. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2014, December 31, 2013, and December 31, 2012, for additional information regarding the calculation of these numbers. See the Grants of Plan-Based Awards in 2014 table, on p. 45, for more information on these grants. The values of the grants assuming automatic vesting (no performance requirement) are as follows:

Name	2014	2013	2012

Mr. Kearney	$8,216,209	$6,300,723	$6,264,000

Mr. Smeltser	$1,909,969	$1,440,125	$1,408,050

Mr. Foreman	$2,533,977	$1,800,156	$1,973,160

Mr. Lilly	$1,909,969	$1,440,125	N/A

Mr. Whitted	$1,764,190	N/A	N/A

(3)
In 2015, the year in which they received the 2014 non-equity incentive compensation payout, the following named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$617,789

Mr. Smeltser	$1,523	$131,452

Mr. Foreman	$1,199	$96,883

Mr. Lilly	$10,338	$364,132

Mr. Whitted	$0	$163,239

(4)
The change in pension value is based on assumed weighted-average discount rates of 4.17% at December 31, 2013, and 3.62% at December 31, 2014. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2014.

(5)
The SPX Foundation (the "Foundation") will make matching donations for charitable contributions for any employee up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

(6)
Mr. Kearney received $412,522 in All Other Compensation, including:

•
$138,948 in matching contributions to the SRSP;

•
$170,768 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively;

•
$37,628 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement medical insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively;

•
$50,965 for the incremental cost for the personal use of the company aircraft; and

  •
  $13,000 in matching contributions to the 401(k) plan.

  The remaining $1,213 consisted of financial planning; executive physical; use of our sports/entertainment boxes; and coverage under the long-term executive disability plan.

(7)
Mr. Smeltser received $104,098 in All Other Compensation, including:

•
$39,046 in matching contributions to the SRSP;

•
$28,284 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively; and

•
$13,000 in matching contributions to the 401(k) plan.

The remaining $23,768 consisted of financial planning; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the change in value between December 31, 2013 and December 31, 2014 of the post-retirement medical insurance benefit and coverage under the long-term executive disability plan.

(8)
Mr. Foreman received $335,293 in All Other Compensation, including:

•
$76,738 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2014 representing the market interest rate on the $1.5 million interest-free loan that he received in February 2002, in connection with his relocation to Charlotte, North Carolina;

•
$106,893 representing the change in value between December 31, 2014 and December 31, 2014 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.25% and 3.53 on those dates, respectively;

•
$43,224 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement medical insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively; and

•
$13,000 in matching contributions to the 401(k) plan.

The remaining $11,438 consisted of financial planning; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; and coverage under the long-term executive disability plan.

(9)
Mr. Lilly received $165,025 in All Other Compensation, including:

•
$38,762 in matching contributions to the SRSP;

•
$91,376 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively; and

•
$13,000 in matching contributions to the 401(k) plan.

The remaining $21,887 consisted of financial planning; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; and coverage under the long-term executive disability plan.

(10)
Mr. Whitted received $118,900 in All Other Compensation, including:

•
$21,182 in matching contributions to the SRSP;

  •
  $30,000 in charitable matching contributions;

  •
  $27,547 representing the change in value between December 31, 2013 and December 31, 2014 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 4.25% and 3.53% on those dates, respectively; and

  •
  $13,000 in matching contributions to the 401(k) plan.

  The remaining $27,171 consisted of financial planning; executive physical; use of our sports/entertainment boxes; the change in value between December 31, 2013 and December 31, 2014 of the post-retirement medical insurance benefit and coverage under the long-term executive disability plan.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, severance entitlements, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and different employment term durations. Messrs. Kearney and Foreman's agreements have a rolling two-year term and Mr. Lilly's agreement has a rolling one year term. The expiration date for these rolling term agreements is automatically extended by one day for each day of the term that elapses. Messrs. Smeltser and Whitted's agreements have a one-year term that extends annually, subject to a one hundred eighty (180) day notice provision.

        Under the agreements, any annual base salary rate reductions require the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our offices. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreements.

        See "Compensation Discussion and Analysis" beginning on p. 24, for further discussion and explanation of each element of compensation.

Supplemental CEO Compensation Table for 2014

        This table summarizes 2014 compensation for our CEO, adjusting amounts reported in the Summary Compensation Table to (1) reflect the value of equity forfeitures and (2) report the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in a manner that reflects the difference in value of a lump-sum payment to Mr. Kearney had he left the company on December 31, 2014 versus December 31, 2013.

        See "Compensation Discussion and Analysis—Overview—Net Actual Compensation," on pp. 26-27 for an explanation as to why we think it is appropriate to consider the impact of these two items on our CEO's compensation. We caution you that these adjusted numbers are not readily comparable to numbers provided by other companies, and should not be viewed as a substitute for the numbers reported in the Summary Compensation Table. The Compensation Committee considers the impact of these adjustments when reviewing and setting NEO compensation.

Christopher J. Kearney Chairman, President, and CEO	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

As Reported in Summary Compensation Table	$1,214,277	$6,941,749	$3,088,946	$3,585,158	$412,522	$15,242,652

Previously Reported Value of Forfeited Equity award		$(1,568,031)				$(1,568,031)

Amount Not Attributable to Increase in Lump-Sum Payout				$(1,372,813)		$(1,372,813)

As Adjusted	$1,214,277	$5,373,718	$3,088,946	$2,212,345	$412,522	$12,301,808

Grants of Plan-Based Awards in 2014

        The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Grant Date (1)	Award Date (1)	Maximum ($) (2)	Threshold (#)	Target (#)	Maximum # (3)	Awards ($) (4)

Christopher J. Kearney	1/2/2014	12/18/2013	$3,184,480	38,132	83,583	98,734	$6,941,749

Jeremy W. Smeltser	1/2/2014	12/18/2013	$913,920	8,864	19,430	22,952	$1,613,698

Robert B. Foreman	1/2/2014	12/18/2013	$1,680,100	11,760	25,778	30,451	$2,140,906

Kevin L. Lilly	1/2/2014	12/18/2013	$874,400	8,864	19,430	22,952	$1,613,698

J. Michael Whitted	1/2/2014	12/18/2013	$841,440	8,187	17,947	21,200	$1,490,527

(1)
The Compensation Committee approved annual equity awards and participation in the 162(m) Plan bonuses at the December 2013 Compensation Committee meeting. The Compensation Committee determines the effective date of equity awards without regard to current or anticipated stock price levels or the release of material non-public information.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2014, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance metrics. See "Compensation Discussion and Analysis—2014 Compensation—Bonuses—Bonus Awards," beginning on p. 30, for further discussion of this practice. The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2014 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Kearney	$398,060	$1,592,240	$3,184,480

Jeremy W. Smeltser	$114,240	$456,960	$913,920

Robert B. Foreman	$210,013	$840,050	$1,680,100

Kevin L. Lilly	$109,300	$437,200	$874,400

J. Michael Whitted	$105,180	$420,720	$841,440

(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2014 Compensation—Equity-Based Awards," beginning on p. 32, for a description of the performance vesting requirements. All shares are subject to performance requirements.

(4)
Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 for the assumptions made in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End 2014

        The following table details the outstanding equity awards held by each of our named executive officers at December 31, 2014. No options were outstanding at December 31, 2014.

	Stock Awards

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney	22,981	(2a)	$1,974,528
	60,602	(2b)	$5,206,924
	16,390	(3a)	$1,408,229
	64,826	(3b)	$5,569,850
	33,334	(4)	$2,864,057

Jeremy W. Smeltser	5,342	(2a)	$458,985
	14,088	(2b)	$1,210,441
	3,747	(3a)	$321,942
	14,817	(3b)	$1,273,077
	5,834	(4)	$501,257
	5,000	(6)	$429,600

Robert B. Foreman	7,087	(2a)	$608,915
	18,691	(2b)	$1,605,931
	4,683	(3a)	$402,363
	18,521	(3b)	$1,591,324
	10,500	(4)	$902,160

Kevin L. Lilly	5,342	(2a)	$458,985
	14,088	(2b)	$1,210,441
	3,747	(3a)	$321,942
	14,817	(3b)	$1,273,077
	6,667	(4)	$572,829

J. Michael Whitted	4,934	(2a)	$423,929
	13,013	(2b)	$1,118,077
	3,435	(3a)	$295,135
	13,582	(3b)	$1,166,965
	5,000	(4)	$429,600
	5,000	(5)	$429,600

(1)
Based on the closing price of our common stock of $85.92 on December 31, 2014.

(2a)
Restricted shares awarded on January 2, 2014 vest at the rate of 33 1/3 percent per year, subject to satisfaction of internal performance criteria for the applicable year, with vesting dates of February 26, 2015, February 26, 2016, and February 26, 2017.

(2b)
Restricted shares awarded on January 2, 2014 become eligible to vest January 2, 2017 subject to satisfaction of external performance criteria for the three-year performance period.

(3a)
Restricted shares awarded on January 2, 2013 vest at the rate of 33 1/3 percent per year, subject to satisfaction of internal performance criteria for the applicable year, with vesting dates of February 25, 2014, February 25, 2015, and February 25, 2016.

(3b)
Restricted shares awarded on January 2, 2013 become eligible to vest January 2, 2016 subject to satisfaction of external performance criteria for the three-year performance period.

(4)
Restricted shares awarded on January 3, 2012 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2013, January 3, 2014, and January 3, 2015.

(5)
Restricted shares awarded on February 23, 2012 fully vested on February 23, 2015.

(6)
Restricted shares awarded on August 6, 2012 fully vest on August 6, 2015.

 Option Exercises and Stock Vested in 2014

        The following table sets forth stock vested for each of our named executive officers in 2014. Our named executive officers did not exercise any options in 2014.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Christopher J. Kearney	74,861	$7,742,060

Jeremy W. Smeltser	11,872	$1,222,222

Robert B. Foreman	23,341	$2,413,066

Kevin L. Lilly	15,206	$1,573,404

J. Michael Whitted	10,883	$1,123,660

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the market value at time of vesting. Vesting occurred in early 2015 based on the performance of our stock through December 31, 2014.

Pension Benefits

        The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments were made to any named executive officers during the 2014 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)	Payments during the last fiscal year ($)

Christopher J. Kearney	TMP	15.00	$36,163,710	$0
	IARP	17.88	$624,997	$0
	SIARP	17.88	$1,947,942	$0

Jeremy W. Smeltser	TMP	5.67	$667,836	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0

Robert B. Foreman	TMP	15.00	$18,627,899	$0
	IARP	15.65	$451,589	$0
	SIARP	15.65	$1,096,842	$0

Kevin L. Lilly	TMP	9.00	$4,186,810	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0

J. Michael Whitted	TMP	5.67	$1,009,991	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX US Pension Plan (formerly named the SPX Corporation Individual Account Retirement Plan) (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

  Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

  For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Smeltser, Lilly and Whitted), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Messrs. Smeltser and Whitted, this target benefit accrues ratably over a 25-year period with the officer receiving the maximum benefit after 25 years. For Mr. Lilly, this target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant's benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

  For all participants in the TMP other than Messrs. Smeltser and Whitted, the benefit vests after 5 years of service. For Messrs. Smeltser and Whitted, this benefit vests after 5 years of service as an officer. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits and interest credits, which vests after 3 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  Participants in the TMP, IARP, and SIARP may elect to receive their benefits in a lump sum or annuity form of payment.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. "Pensionable earnings" does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity awards, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.

(2)
The change in pension value is based on assumed weighted-average discount rates of 4.17% at December 31, 2013, and 3.62% at December 31, 2014. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

Nonqualified Deferred Compensation in 2014

        The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions are equal to or greater than 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. All amounts deferred under the SRSP after 2009 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)

Christopher J. Kearney	$590,291	$138,948	$711,610	$0	$9,618,438

Jeremy W. Smeltser	$138,638	$39,046	$22,567	$0	$530,446

Robert B. Foreman	$245,258	$76,738	$122,143	$0	$4,598,192

Kevin L. Lilly	$252,175	$38,762	$62,252	$0	$1,688,423

J. Michael Whitted	$72,018	$21,182	$244,211	$0	$5,016,654

(1)
Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2014 Salary	2013 Non-Equity Incentive Plan Compensation

Mr. Kearney	$225,355	$364,936

Mr. Smeltser	$68,624	$70,014

Mr. Foreman	$149,053	$96,185

Mr. Lilly	$26,414	$225,761

Mr. Whitted	$72,018	$0

(2)
Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•
Year ended December 31, 2013: Mr. Kearney, $212,023; Mr. Smeltser, $60,000; Mr. Foreman, $140,122; Mr. Lilly, $24,218; and Mr. Whitted, $66,966.

•
Year ended December 31, 2012: Mr. Kearney, $204,050; Mr. Smeltser, $48,646; Mr. Foreman, $135,675; Mr. Lilly, $16,003; and Mr. Whitted, $62,331.

•
Year ended December 31, 2011: Mr. Kearney, $198,104; Mr. Smeltser, $40,449; Mr. Foreman, $131,715; Mr. Lilly, $22,400; and Mr. Whitted, $61,344.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers governing compensation in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2014 and a stock price of $85.92, our closing stock price on December 31, 2014. The following tables should be read in connection with the Pension Benefits table on p. 49. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Christopher J. Kearney

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$2,449,600	(1)	$3,674,400	(2)

Bonus	$0		$0	$0		$6,177,891	(3)	$9,266,837	(4)

Value of Accelerated Equity (5)	$17,023,587	(5.a)
	$0	(5.b)	$17,023,587	$17,023,587		$17,023,587		$17,023,587

Retirement Plans (6)	$1,870,293	(6.a)	$0	$1,870,293	(6.b)	$2,385,576	(6.c)	$2,385,576	(6.d)

All Other Compensation (7)	$1,491,998	(7.a)
	$117,769	(7.b)	$5,686,437	$4,760,315		$1,579,737		$1,598,116

TOTAL	$20,385,879	(5.a)	$22,710,025	$23,654,195		$29,616,392		$33,948,516
	$1,988,062	(5.b)

Robert B. Foreman

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,680,100	(1)	$2,520,150	(2)

Bonus	$0		$0	$0		$3,259,394	(3)	$4,889,091	(4)

Value of Accelerated Equity (5)	$5,110,693	(5.a)
	$0	(5.b)	$5,110,693	$5,110,693		$5,110,693		$5,110,693

Retirement Plans (6)	$1,893,875	(6.a)	$0	$1,893,875	(6.b)	$3,352,736	(6.c)	$3,561,791	(6.d)

All Other Compensation (7)	$1,139,463	(7.a)
	$80,774	(7.b)	$7,625,047	$6,121,403		$1,224,490		$4,112,153

TOTAL	$8,144,031	(5.a)
	$1,974,649	(5.b)	$12,735,741	$13,125,972		$14,627,414		$20,193,878

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Messrs. Kearney and Foreman are retirement eligible. Equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amounts Messrs. Kearney and Foreman would receive in the case of a voluntary termination, and 5.b discloses the amounts Messrs. Kearney and Foreman would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable immediately, rather than age 60.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 60.

6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 60, and the application of an alternative definition of final average pay.

(7)
Includes:
  •
  Relocation loan forgiveness:  In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to Mr. Foreman in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and state tax liabilities in the amount of $1,370,813. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—Other Benefits and Perquisites," on p. 34.

  •
  Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney and Foreman, in the amount of $117,769 and $80,774, respectively.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $1,018,350 and $652,959, respectively;

  •
  Termination following a change in control, two times annual salary at the time of termination for three years and an amount equal to the annual salary for the remainder of his life, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $1,036,246 and $663,754, respectively;

  •
  Disability, two times annual salary at the time of termination to age 65, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $177,516 and $151,035, respectively;

  •
  7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $983,236 and $631,689 for Mr. Kearney and Mr. Foreman, respectively. As of December 31, 2014, Messrs. Kearney and Foreman qualify for this benefit because they would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

    •
    7.b—Involuntary for cause termination, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kearney: $5,391,152 in disability payments, representing the present value of an annual payment of $1,229,760 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $8,552,819 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Foreman: $4,522,425 in disability payments, representing the present value of an annual payment of $768,060 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $4,516,752 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $4,642,546, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $2,399,600 and gross-ups for federal and other tax liabilities in the amount of $2,242,946; and

  •
  Mr. Foreman: $3,169,816, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,630,100 and gross-ups for federal and other tax liabilities in the amount of $1,539,716.

  •
  Post-retirement health:  In the event of termination, Messrs. Kearney and Foreman would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $338,205 and $374,223, respectively, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $356,354 and $392,365, respectively, and (iii) in the event of voluntary resignation (retirement), in the amount of $390,993 and $427,000, respectively.

  •
  Additional benefits:

  •
  Financial planning services:

  •
  In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $850 and $21,924, respectively; and

  •
  In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $1,275 and $32,886, respectively.

  •
  Annual physicals in the case of termination following a change in control, involuntary termination without cause or voluntary termination for good reason.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

    •
    Health and welfare insurance premiums:

    •
    In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $34,838 and $25,596, respectively; and

    •
    In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $52,257 and $38,394, respectively.

Jeremy W. Smeltser

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability	Death Pre-retirement	Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0	$0	$0	$571,200	(1)	$1,142,400	(2)

Bonus	$0	$0	$0	$886,502	(3)	$1,773,005	(4)

Value of Accelerated Equity (5)	$0	$4,195,302	$4,195,302	$1,244,823		$4,195,302

Retirement Plans (6)	$69,658	$0	$126,693	$434,010		$946,037

All Other Compensation (7)	$54,923	$6,206,473	$2,195,646	$115,269		$373,558

TOTAL	$124,581	$10,401,775	$6,517,641	$3,251,805		$8,430,301

J. Michael Whitted

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability	Death Pre-retirement	Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0	$0	$0	$525,900	(1)	$1,577,700	(2)

Bonus	$0	$0	$0	$816,197	(3)	$2,448,590	(4)

Value of Accelerated Equity (5)	$0	$3,863,307	$3,863,307	$1,148,077		$3,863,307

Retirement Plans (6)	$114,814	$0	$183,049	$363,024		$705,093

All Other Compensation (7)	$50,567	$4,995,627	$2,017,892	$132,779		$418,837

TOTAL	$165,381	$8,858,934	$6,064,248	$2,985,977		$9,013,528

(1)
One times annual salary at time of termination.

(2)
For Mr. Smeltser, greater of two times annual salary and, for Mr. Whitted, greater of three times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of, for Mr. Smeltser, two times, and for Mr. Whitted, three times, highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
In the case of termination following a change in control, the estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from a credit of two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Includes:
  •
  Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each Messrs. Smeltser and Whitted in the amount of $54,923 and $50,567, respectively.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value, for each Messrs. Smeltser and Whitted, in the amount of $1,275 and $1,474, respectively;

  •
  Termination following a change in control:

  •
  Mr. Smeltser: two times annual salary at the time of termination for two years and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $235,492; and

  •
  Mr. Whitted: two times annual salary at the time of termination for three years and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $241,795;

  •
  Disability, an amount equal to $102,020 for Mr. Smeltser and $103,417 for Mr. Whitted; and

  •
  In case of voluntary resignation or involuntary termination for cause, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Smeltser: $6,049,530, in disability payments, representing the present value of an annual payment of $376,896 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $667,836 due to the benefit being payable at age 65 rather than age 60.; and

  •
  Mr. Whitted: $4,841,643, in disability payments, representing the present value of an annual payment of $327,972 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $1,009,991 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of:

  •
  Mr. Smeltser: $2,140,723, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,092,400 and gross-ups for federal and other tax liabilities in the amount of $1,048,323; and

  •
  Mr. Whitted: $1,967,325, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,001,800 and gross-ups for federal and other tax liabilities in the amount of $965,525.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health:  None.

  •
  Additional benefits:

  •
  Financial planning services:

  •
  In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Smeltser and Whitted would be entitled to $6,644 and $18,754, respectively; and

  •
  In the case of termination following a change in control, Messrs. Smeltser and Whitted would be entitled to $13,288 and $37,508, respectively.

  •
  Health and welfare insurance premiums:

  •
  In the case of involuntary without cause or voluntary termination for good reason, Messrs. Smeltser and Whitted would be entitled to the amount of $15,887 and $26,129, respectively;

  •
  In the case of termination following a change in control, Messrs. Smeltser and Whitted would be entitled to the amount of $31,774 and $52,257, respectively; and

  •
  Annual physicals in the case of termination following change in control, involuntary termination without cause or voluntary termination for good reason.

Kevin L. Lilly

	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$546,500	(1)	$1,093,000	(2)

Bonus	$0		$0	$0		$848,168	(3)	$1,696,336	(4)

Value of Accelerated Equity (5)	$3,837,273	(5a)
	$0	(5b)	$3,837,273	$3,837,273		$3,837,273		$3,837,273

Retirement Plans (6)	$7,118	(6.a)	$0	$7,118	(6.b)	$495,681	(6.c)	$956,073	(6.d)

All Other Compensation (7)	$574,226	(7.a)	$946,792	$2,098,725		$620,190		$630,567
	$52,548	(7.b)

TOTAL	$4,418,617	(5.a)	$4,784,065	$5,943,116		$6,347,813		$8,213,249
	$59,666	(5.b)

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Mr. Lilly is retirement eligible. Performance-based equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amount Mr. Lilly would receive in the case of a voluntary termination, and 5.b discloses the amount Mr. Lilly would receive for involuntary for cause termination.

  The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 49, resulting from:

6.a—the benefit becoming payable immediately, rather than age 62.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $52,548.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value in the amount of $461,181;

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value in the amount of $470,194;

•
Disability, an amount equal to $52,926;

•
7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $452,312. As of December 31, 2014, Mr. Lilly qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

•
7.b—Involuntary for cause termination, none.

•
Disability payments:  In the case of termination due to disability:

•
$841,318 in disability payments, representing the present value of an annual payment of $350,220 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $702,829 due to the benefit being payable at age 65 rather than age 60.

•
Death benefit:  In the case of death, Mr. Lilly's estate would receive life insurance proceeds of $2,046,177, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,043,000 and gross-ups for federal and other tax liabilities in the amount of $1,003,177.

•
In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health:  In the event of termination, Mr. Lilly would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $30,858, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $50,478, and (iii) in the case of voluntary resignation (retirement) in the amount of $69,366.

  •
  Additional benefits:

  •
  Financial planning services in the case of (i) involuntary termination without cause or voluntary termination for good reason, $2,810, or (ii) following a change in control, $5,620.

  •
  Health and welfare insurance premiums:

  •
  In the case of involuntary without cause or voluntary termination for good reason, Mr. Lilly would be entitled to $17,307; and

  •
  In the case of termination following a change in control, Mr. Lilly would be entitled to $34,615.

  •
  Annual physicals in the case of termination following a change in control, involuntary termination without cause, or voluntary termination for good reason.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, "Compensation/Retirement Benefits" ("Topic 715"). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because these benefits are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (1) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer's reporting relationship; (3) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control included the acquisition by any person (or group of related persons) of 25% or more of the voting power of our securities (including in an exchange or tender offer), or (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 75% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 50 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. Executive officers may not trigger change of control benefits if they voluntarily terminate their employment following a change of control.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

Risk Analysis

        The Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.

        The primary incentive compensation arrangements, one or both of which apply to the majority of personnel worldwide, are the SPX stock compensation plan and the SPX bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.

        The Committee does not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

  •
  Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

  •
  The variable (cash incentive and performance-based equity awards) portions of compensation are designed to reward both annual performance (under both programs) and longer-term performance (under performance-based equity awards). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company's long-term best interests.

  •
  A significant percentage of our senior executives' incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

  •
  Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

  •
  Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout "cliffs" that might encourage short-term business decisions in order to meet a payout threshold.

  •
  A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

  •
  The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

  •
  All the incentive plans are determined by a formula, rather than manager discretion.

  •
  In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.

        No single SPX business unit carries a significant portion of the company's risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

        The Committee does not believe that any of the design features pose a significant concern. Based upon this analysis, the Committee determined that the sales incentive plans do not present a material risk.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), and the 2006 Non-Employee Directors' Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,167,932	(1)	N/A	2,326,308	(3)

Total	1,167,932	(1)	N/A	2,326,308	(3)

(1)
Comprises shares issuable pursuant to restricted stock units.

(2)
No options outstanding.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan. Excludes 466,063 shares of unvested restricted equity awarded under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors (the "Committee") consists of six directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("US GAAP"). SPX's independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent registered public accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. We discussed with the independent registered public accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's consolidated financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

        We discussed with SPX's internal auditors and independent registered public accountants the overall scope and plans for their respective audits. We met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

        We have reviewed and discussed with management its assertion and opinion regarding internal controls included in the 2014 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with US GAAP. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding SPX's internal control over financial reporting as required by Section 404, which opinion is included in the 2014 Annual Report on Form 10-K.

Audit Committee:
Terry S. Lisenby, Chairman Michael J. Mancuso Emerson U. Fullwood David V. Singer Patrick D. Campbell Robert F. Hull, Jr.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.

        Though the vote is non-binding, the Compensation Committee (the "Committee") and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

        We intend to seek approval of our executive compensation program on an annual basis.

Why You Should Approve our Executive Compensation Program

        As described more fully in "Compensation Discussion and Analysis" beginning on p. 24 and in the Summary Compensation Table for 2014 and subsequent tables beginning on p. 40, our named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.

Overview

Recent Changes to Our Compensation Programs

        Over the last two years, we have made a number of significant investor-friendly changes to our executive compensation programs, including:

  •
  Total Shareholder Return—We changed our long-term incentive plan performance measure to a relative total shareholder return metric

  •
  Lengthened long-term incentive plan performance period—We lengthened the long-term incentive plan performance period from three annual performance periods to one three-year performance period

  •
  Eliminated tax gross-ups—We eliminated tax gross-ups from our change in control programs

  •
  Eliminated single triggers—We have proposed adding a double trigger to our equity plans in the event of a change of control (subject to stockholder approval)

  •
  Minimum vesting requirement—We have proposed a one-year vesting requirement on all new equity grants (subject to stockholder approval)

  •
  Eliminated a number of perquisites—We eliminated a number of perquisites, including automobile allowances and country club memberships

  •
  Updated peer group—We updated our peer group to better reflect our industry, size and competition for executives

Responsiveness to Stockholders

        In 2014, we continued our outreach to stockholders, discussing our executive compensation with a number of our largest stockholders. Following these discussions, the Committee has proposed changes to our equity plan in the proposal in this proxy statement. Specifically, we are proposing that stockholders approve adding a double trigger in the event of a change of control and instituting a one-year vesting requirement on all new equity grants.

Pay for Performance/Accountability

        2014 was a milestone year for our company. Operationally, we transitioned into our new organizational alignment, structured around end-markets, designed to improve our operating efficiency and enhance our customer focus by more closely aligning our organizational resources with customer needs. This change contributed to a second consecutive year of margin improvement and strong cash flow generation. Strategically, we executed a number of actions, culminating with the announcement of our plan to spin-off our Flow business and separate SPX into two standalone public companies.

        The spin-off is designed to provide both companies greater flexibility to focus on and pursue their respective growth strategies, enabling them to create significant value for shareholders, customers, and employees. We believe the execution of this plan will allow investors to distinctly value the unique attributes of each company.

        We also executed a number of restructuring actions aimed at reducing our cost structure and improving our ability to serve our customers. These actions, along with ongoing lean and supply chain initiatives, contributed to improved operating performance at many of our businesses last year. As a result, despite a $54 million year-over-year reduction to segment income related to the large power projects in South Africa, our consolidated 2014 segment income increased 2% to $522 million and segment income margins increased 40 basis points to 11.1%. We also generated operating cash flows from continuing operations of $82 million, net of $235 million in tax payments related to the gains on the sales of our Precision Components and Thermal Product Solutions businesses and our interest in a joint venture. Those three divestitures yielded $679 million of gross proceeds.

        We began 2014 with $692 million of cash on hand and $1.676 billion of total debt. We deployed that cash to pay down debt, increase our dividend by 50% and repurchase approximately 11% of our outstanding shares. We ended 2014 with $428 million of cash and equivalents and $1.370 billion of total debt.

2014 Bonus Performance

        Our 2014 performance resulted in our exceeding all bonus compensation target metrics for the year. As a result, our corporate bonus approached the maximum potential payout for the first time since 2008.

2014 Total Shareholder Return Performance

        From December 31, 2013 through September 8, 2014, our total shareholder return performance increased 6% and was generally in-line with the S&P 500 Index. However, from September 9, 2014 through December 31, 2014, our total shareholder return declined 18%, underperforming the S&P 500. For the full year our total shareholder return declined 12%.

        While many factors influence the value of our stock price, we believe two notable factors contributed disproportionately to the decline in our stock price during the latter part of 2014:

  1.
  Our top stockholder, Relational Investors, announced the liquidation of its portfolio and liquidation of its fund. In conjunction with this action, Relational Investors sold approximately 2 million shares of our stock, or nearly 5% of our outstanding share base, in the period from October 29, 2014 to November 25, 2014.

  2.
  The sharp decline in oil prices during the second half of 2014 appears to have significantly impacted our stock price even though only 18% of our 2014 revenue was generated from direct sales into oil-related markets.

        This chart illustrates our total shareholder return performance on a daily basis throughout 2014 relative to the S&P 500 Index, the S&P Composite 1500 Industrials Index and the Dow Jones, UBS West Texas Intermediate Crude Oil Sub index.

        This next chart compares our 2014 total shareholder return versus that of the companies included in our 2014 peer group, with the exception of Dresser Rand, which agreed to be acquired by Siemens in 2014. The average total shareholder return for our peer group declined 10% in 2014. Notably, companies with exposure to oil related markets generally performed at or below the peer group average.

        Consistent with our strong commitment to linking pay to performance, all stock eligible for vesting based on 2014 stock performance failed to vest and was forfeited.

Executive Compensation Philosophy

        We follow these guiding principles when designing and setting compensation for our NEOs:

  •
  Compensation should reward performance;

  •
  Compensation should align the interests of our NEOs with those of our long-term stockholders;

  •
  Compensation should support our business and human capital strategies; and

  •
  Compensation should attract, motivate and retain quality NEOs.

Executive Compensation Practices

Practices We Follow

Pay for Performance	We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require the achievement of performance targets in order to vest.

Reasonable Perquisites	In recent years we have eliminated tax gross-ups on perquisites and reduced overall perquisites.

Independent Compensation Advisor	The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Review Tally Sheets	We review compensation tally sheets for our NEOs at least annually.

Mitigate Undue Risk	We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Stringent Share Ownership Guidelines	We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

280G Excise Tax Gross-Ups	We do not offer 280G excise tax gross-ups to any of our employees.

Hedging	We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

Other Practices We Avoid	As in prior years, we have avoided:

•

multi-year guarantees for salary increases;

•

non-performance-based bonuses;

•

excessive non-performance-based long-term incentive awards;

•

inclusion of long-term equity awards in the pension calculation;

•

bonus payouts without justifiable performance linkage or proper disclosure;

•

discretionary bonuses; and

•

performance goals that are too easily achievable or based on negative earnings.

        We are requesting your non-binding vote on the following resolution:

        "Resolved, that the compensation of the SPX Corporation's named executive officers as described in "Compensation Discussion and Analysis" beginning on p. 24, and in the Summary Compensation Table for 2014 and subsequent tables beginning on p. 40 of the proxy statement, is approved."

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF 2002 STOCK COMPENSATION PLAN

The 2002 Plan Generally

        The Board of Directors originally adopted, and the stockholders approved, what we now refer to as the 2002 Stock Compensation Plan (the "2002 Plan"), effective as of December 15, 1992. The 2002 Plan was subsequently amended or amended and restated a number of times. Most recently, our Board of Directors and our stockholders approved the amendment of the 2002 Plan effective May 3, 2012.

        We are asking our stockholders to approve the amendment and restatement of the 2002 Plan in order to compensate and retain our employees and to align interests of our employees with those of our stockholders. The Board of Directors recommends that you approve the 2002 Plan, as amended and restated. If the 2002 Plan is approved, awards may be granted under the 2002 Plan until May 8, 2025, 10 years from the date you approve the 2002 Plan.

        The summary of the 2002 Plan, as proposed to be amended and restated, describes the material features of the 2002 Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2002 Plan. A copy of the proposed amended and restated 2002 Plan is included as Appendix A to this Proxy Statement.

Highlights of Proposed Amendments to the 2002 Plan

  •
  "Double Trigger" Change of Control Vesting—unless otherwise set forth in the award agreement or pursuant to the actions of the Compensation Committee, a change of control will not automatically vest future awards granted under the 2002 Plan.

  •
  One-Year Vesting Requirement—awards to be granted under the 2002 Plan generally have a one-year minimum vesting requirement to align interests of our stockholders and participants.

  •
  No Repricing of Options or SARs—the 2002 Plan prohibits the repricing of options or stock appreciation rights ("SARs") without stockholder approval.

  •
  No Discounted Options or SARs—the 2002 Plan requires options and SARs to have an exercise price at least equal to the fair market value of our common stock on the date of grant.

  •
  Responsible Use of Shares under the 2002 Plan—the proposed increase includes 1,150,000 shares available to be awarded and "full value" shares will continue to count as two shares under the 2002 Plan to help reduce overall dilution of our equity.

  •
  Administered by an Independent Committee—the 2002 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

  •
  No Automatic Tax Gross-Ups—the 2002 Plan does not provide for automatic tax gross-ups to participants.

Determination of Number of Shares Available for the 2002 Plan

        If the amended and restated 2002 Plan is approved, the maximum number of shares available for grant will be increased from 5,000,000 to 6,150,000 shares. In setting the number of shares of common stock available under the 2002 Plan, the Board of Directors and the Compensation Committee, in consultation with our independent compensation consultant Pearl Meyer, considered a number of factors. In particular, the Compensation Committee reviewed and discussed data regarding our historical equity granting practices, including our 3-year trailing average share usage rate (referred to as the "burn rate" and set out on p. 77), the total dilution with respect to the increase and how long shares would be available given certain assumed equity granting models. In addition, the Committee took into consideration that we last requested additional shares from our stockholders at the 2001 annual meeting. Based on historical granting practices, the performance of our common stock and our overall compensation strategy, the 2002 Plan is expected to cover awards for approximately two years. There were 1,777,630 shares available for grant under the 2002 Plan as of March 1, 2015.

Responsible Share Use: Limits on the Number of Shares Available for the 2002 Plan

        As provided under the 2002 Plan, the number of shares underlying awards made to any one participant in a fiscal year may not exceed 2,000,000 shares. Full value share awards such as restricted stock or restricted stock units will continue to count as 2.0 shares of common stock for purposes of determining the total number of shares subject to issuance under the 2002 Plan. Options and SARs will continue to count as 1.0 share of common stock for purposes of determining the total number of shares subject to issuance under the 2002 Plan. In addition, the 2002 Plan prohibits shares from being added back to the shares available for grant under the 2002 Plan for any of the following situations:

  •
  Shares of common stock purchased in the open market from the proceeds of option exercises;

  •
  With respect to options and SARs, shares of common stock tendered to pay the exercise price of options or withheld from taxes; and

  •
  Shares subject to SARs that are not issued on the stock settlement of SARs.

        The number of shares that can be issued and the number of shares subject to outstanding awards under the 2002 Plan may be adjusted in the event of a stock split, stock dividend, corporate spin-off, reverse spin-off, split-off or split-up, recapitalization, merger, consolidation, exchange of shares or other similar event affecting the number of shares of our outstanding common stock. In that event, the Compensation Committee also may make appropriate adjustments to any awards outstanding under the 2002 Plan.

Plan Administration

        The Compensation Committee administers the 2002 Plan. The Compensation Committee is made up entirely of independent directors. Subject to the specific provisions of the 2002 Plan, the Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the 2002 Plan, establishes rules and regulations under the 2002 Plan and makes all other determinations necessary or advisable for the 2002 Plan's administration.

Eligibility

        Employees, non-employee directors and individuals performing services for us are eligible to receive awards under the 2002 Plan, as determined by the Compensation Committee. In 2014, approximately 331,734 individuals received awards under the 2002 Plan.

Types of Awards under the 2002 Plan

Restricted Stock and Restricted Stock Units

        Restricted stock refers to shares of SPX common stock that are subject to restrictions on ownership for a certain period of time. Restricted stock units ("RSUs") refer to units which represent the right to receive a share of SPX common stock in the future, which is subject to restrictions for a certain period of time, and payment for RSUs will be made in shares of SPX common stock (or in cash, or a combination of cash and stock). These restrictions for both restricted stock and RSUs may relate to continued employment and/or require that certain performance goals be met during a specified period. During that time, the holder may not sell or otherwise transfer the awards. In the case of restricted stock, the holder may vote the shares, and may be entitled to any dividends or other distributions, provided that such dividends or distributions are subject to the same restrictions or vesting and transferability as the underlying shares of restricted stock. In the case of RSUs, the holder may not vote the shares underlying the RSUs or receive dividend equivalents unless specified by the award agreement. The restricted stock or shares underlying RSUs become freely transferable upon the lapse of the applicable period of restriction (and delivery of the shares in the case of RSUs). If a participant's employment terminates during the restriction period due to death, disability or retirement, the award agreement may provide that all restrictions lapse. If employment terminates for any other reason, the participant forfeits his or her restricted stock or RSUs. A participant may also forfeit the restricted stock or RSUs if any performance goals established by the Compensation Committee for the awards are not attained by the date specified in the award.

Performance Units

        We may grant performance units in cash units or share units. Share units are equal in value to one share of SPX common stock. The Committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Compensation Committee also determines the payment that is due to the holder after the applicable performance period and whether the payment of the cash units and share units will be made in cash, in shares of SPX common stock, or in a combination of cash and stock.

Stock Options

        Options granted under the 2002 Plan may be either "incentive stock options," as defined under the tax laws, or non-qualified stock options. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option grant date. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years from the grant date. Incentive stock options are subject to additional limitations relating to such matters as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

        Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash or its equivalent; (2) by tendering shares of previously owned SPX common stock with a fair market value equal to the exercise price; (3) by directing us to withhold shares of SPX common stock with a fair market value equal to the exercise price; (4) by delivering other approved property; or (5) by a combination of these methods.

        If a participant's employment terminates due to death, all of his or her options under the 2002 Plan vest and become exercisable and will remain exercisable until their expiration date unless the Compensation Committee determines that a shorter period is appropriate. If a participant's employment terminates due to disability or retirement, the award agreement may provide that any outstanding options shall become immediately fully vested and exercisable within such period after such date of termination of employment as determined by the Compensation Committee. If employment terminates for any other reason, the Compensation Committee will determine the length of time that the participant may exercise options that are exercisable at termination, but that period may not go beyond the expiration dates of the options.

Stock Appreciation Rights

        A SAR allows its holder to receive payment from us equal to the amount by which the fair market value of a share of SPX common stock exceeds the exercise price of the right on the exercise date. At the time of grant, we may establish a maximum amount per share payable upon exercise of a right. If a participant's employment terminates, his or her outstanding rights become exercisable under the guidelines described above for stock options.

        Under the 2002 Plan, the Compensation Committee may grant the SARs in conjunction with an award of non-qualified stock options or on a stand-alone basis. If the Compensation Committee grants a SAR with a non-qualified stock option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related non-qualified stock options. The holder can exercise stand-alone SARs during a period no longer than ten years, as determined by the Compensation Committee. Upon exercise of a SAR, we will pay the participant in cash (or in stock, or a combination of cash and stock).

Performance-Based Awards and Performance Goals

        We may grant restricted stock, restricted stock units and performance units that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee determines the number of performance-based awards that will be granted and establishes the performance goals and other conditions for payment of such awards. For awards intended to satisfy the requirements of Code Section 162(m), the performance goals established by the Committee for any participant will be based on one or more of the following performance criteria:

•

cash flow

•

total earnings

•

earnings per share from continuing operations, diluted or basic

•

earnings before interest, taxes, depreciation, and amortization

•

net asset turnover

•

capital expenditures

•

operating earnings

•

debt

•

return on equity

•

return on total assets

•

return on investment

•

net or gross sales

•

economic value added

•

change in assets

•

debt reduction

•

delivery performance

•

stock price

•

cash flow from operations

•

earnings per share, diluted or basic

•

earnings before interest and taxes

•

earnings from operations

•

inventory turnover

•

net earnings

•

gross or operating margin

•

working capital

•

return on net assets

•

return on capital

•

return on sales

•

market share

•

cost of capital

•

expense reduction levels

•

productivity

•

safety record

•

total stockholder return

        Performance goals may be determined on an absolute basis, relative to internal goals, relative to levels attained in prior years or related to other companies or indices, or as ratios expressing relationships between two or more performance goals. The Compensation Committee also determines the performance period over which the designated performance goals must be attained. For awards intended to satisfy the requirements of Code Section 162(m), the performance goals will be established by the Compensation Committee no later than 90 days after the beginning of the performance period. Following the end of the performance period, the Compensation Committee certifies in writing the level of attainment of the performance goal or goals. The Compensation Committee may reduce, including a reduction to zero, but may not increase the amount of an available award. The Compensation Committee may provide in any performance-based award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period.

Minimum Vesting Period

        Awards that will be granted under the 2002 Plan will have a one-year minimum vesting requirement, except that 5% of the remaining shares authorized to be granted under the 2002 Plan after the amendment and restatement of the 2002 Plan will be available for grant without any minimum vesting requirement.

Transferability

        The recipient of an award under the 2002 Plan generally may not pledge, assign, sell or otherwise transfer his or her stock options, SARs, restricted stock, RSUs or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, adopted rules and procedures to allow participants in the 2002 Plan to transfer options to immediate family members or to certain trusts or partnerships.

  Tax Consequences

        The holder of an award granted under the 2002 Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the 2002 Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

        Restricted Stock.    The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder's taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Restricted Stock Units.    There are no tax consequences associated with the grant of RSUs. Generally, a participant who receives RSUs will not have taxable income under federal income tax laws at the time the units or any dividend equivalents awarded thereon are credited to the participant. A participant will recognize ordinary income under federal income tax laws equal to (1) the amount of cash paid and/or (2) the fair market value of the shares or other property on the respective payment dates when such cash, shares, and/or other property are delivered or paid in accordance with the terms of the award. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Performance Units.    There are no tax consequences associated with the grant of performance units, but the holder recognizes ordinary income (treated as compensation) upon payment of the performance units. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Stock Appreciation Rights.    There are no tax consequences associated with the grant of SARs. Upon exercise, the holder of SARs recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Incentive Stock Options.    There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of SPX common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock's appreciation until he or she sells the shares.

        Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a non-qualified stock option. We are entitled to a tax deduction to the extent that an option holder realizes ordinary income.

        Non-Qualified Stock Options.    There are no federal income tax consequences to us or to the recipient of a non-qualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive a tax deduction upon the exercise of a non-qualified stock option in an amount equal to the spread.

        Code Section 162(m).    Code Section 162(m) places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the Chief Financial Officer); provided, however, that Code Section 162(m) generally allows a company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and SARs, and, subject to stockholder approval of the performance goals applicable to performance-based awards, restricted stock and RSUs with performance-based vesting criteria and performance units granted under the 2002 Plan will qualify as performance-based compensation not subject to Code Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances. In addition, other awards under the 2002 Plan, such as restricted stock and RSUs with service-based vesting criteria, generally do not qualify for the performance-based compensation exception, so that compensation paid to executive officers in connection with such awards may not be deductible.

        Excise Taxes.    Under certain circumstances, the accelerated vesting of awards in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Code Section 280G. To the extent they are considered excess parachute payments, a participant in the 2002 Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

        The preceding general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2002 Plan. Participants in the 2002 Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2002 Plan.

Plan Amendment and Termination; Prohibitions on Repricing

        Generally, the Board of Directors may terminate, amend or modify the 2002 Plan at any time without stockholder approval. Without stockholder approval, however, the Board of Directors may not: (1) materially increase the number of shares of SPX stock subject to the 2002 Plan; (2) change the provisions of the 2002 Plan relating to the option price, including a reduction of the option price of any outstanding option, cancellation of an option in exchange for cash or any other awards under the 2002 Plan, exchange or replace an outstanding option with a new option with a lower option price, or take any other action that would be a "repricing" of options; or (3) make a material revision (within the meaning of rules of the New York Stock Exchange) to the terms of the 2002 Plan. In addition, if any action that the Board of Directors proposes to take will have a materially adverse effect on any awards outstanding under the 2002 Plan, then the affected participant must consent to the action.

Clawback Policy

        The 2002 Plan provides that any awards shall be subject to any compensation recovery or clawback policy we adopt, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in our sole discretion. All prior awards made by us to any participant shall become subject to the terms and conditions of the provisions of the compensation recovery or clawback policy.

Impact of Change of Control

        Upon the occurrence of a "Change of Control" (as defined under the 2002 Plan), each outstanding award that a participant holds shall be replaced with an "Alternative Award" (as defined under the 2002 Plan), unless an Alternative Award cannot be issued or otherwise determined by the Compensation Committee. To qualify as an Alternative Award, the Compensation Committee must determine that the existing awards are to be assumed, honored or new rights substituted by the successor entity and further must:

  •
  be based on shares of common stock that are traded on an established U.S. securities market or another public market;

  •
  provide the participant (or each participant in a class of participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

  •
  have substantially equivalent economic value to such award;

  •
  contain terms and conditions which provide that in the event that the participant is terminated without "Cause" (as defined under the 2002 Plan) within two years following the Change of Control, any conditions on the participant's rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such award shall lapse; and

  •
  be on terms and conditions that do not result in adverse tax consequences to the participant under Code Section 409A.

        The 2002 Plan provides for "double-trigger" provisions. Awards are not automatically vested or paid out upon a Change of Control. If a participant is terminated without Cause within two years after the Change of Control, any conditions on the participant's rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such award or Alternative Award held by such participant shall be lapse.

Equity Compensation Plan Information

        As of March 1, 2015, SPX had:

  •
  322,699 options outstanding with an average exercise price of $85.87 and an average remaining term to expiration of 9.8 years;

  •
  1,182,390 unvested restricted shares and RSUs outstanding;

  •
  1,777,630 shares remaining available for grant under the 2002 Plan; and

  •
  26,667 shares remaining available for grant under the 2006 Non-employee Director Stock Incentive Plan.

New Plan Benefits

        We cannot determine the number of shares that will be awarded under the 2002 Plan to the eligible participants because all awards are granted at the discretion of the Compensation Committee. The table below shows the number of awards granted to our named executive officers, the executive officers as a group, current directors who are not executive officers and all plan participants in 2014. The Compensation Committee did not grant any options in 2014.

Name	Dollar Value	Number of Units
Christopher J. Kearney	$6,941,749	83,583
Jeremy W. Smeltser	$1,613,698	19,430
Robert B. Foreman	$2,140,906	25,778
Kevin L. Lilly	$1,613,698	19,430
J. Michael Whitted	$1,490,527	17,947
All current executive officers as a group	$17,876,626	213,254
All current directors who are not executive officers	$715,214	6,906
All plan participants (other than current executive officers)	$27,235,159	305,335

Options Granted

        The table below shows the number of options granted to our named executive officers, the executive officers as a group, current directors who are not executive officers, and all plan participants since the 2002 Plan's adoption.

Name	Number of Shares
Christopher J. Kearney	555,515
Jeremy W. Smeltser	30,061
Robert B. Foreman	343,182
Kevin L. Lilly	35,061
J. Michael Whitted	106,843
All current executive officers as a group	1,247,535
All current directors who are not executive officers	23,800
All plan participants (other than current executive officers)	11,407,047

Burn Rate

        The following is provided in order to assist those who may wish to run a burn rate calculation.

Year	Options Granted	Performance Shares Vested	Time-Vested Restricted Stock and Restricted Stock Units Granted	Total	Weighted-Average Number of Common Shares Outstanding

2014	0	410,390	194,490	604,880	42,400,000

2013	0	663,255	258,667	921,922	45,384,000

2012	0	242,755	192,635	435,390	50,031,000

        As described in "Compensation Discussion and Analysis," beginning on p. 24, almost all of our share grants are subject to performance criteria. The numbers in the above table relate to the total number of performance shares vested and non-performance shares granted in a year across our company and are not limited to grants made to named executive officers or directors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE PROPOSAL TO AMEND AND RESTATE THE SPX 2002 STOCK
COMPENSATION PLAN

PROPOSAL NO. 4

APPROVAL OF AMENDMENT OF
CERTIFICATE OF INCORPORATION TO REDUCE PAR VALUE

        On February 26, 2015, our Board of Directors unanimously approved the amendment of our Certificate of Incorporation to decrease the par value of our common stock from $10.00 to $0.01 (the "Par Value Amendment"), subject to stockholder approval. The Board has declared the proposed Par Value Amendment to be advisable and in the best interests of the Company and its stockholders and recommends that stockholders adopt and approve the Par Value Amendment.

        The proposal is to amend Section 1 of Article Fourth as follows:

  "Authorized Shares. The total number of authorized shares of stock of all classes which the Corporation shall have authority to issue is two hundred three million (203,000,000), of which three million (3,000,000) shall be shares of Preferred Stock, without par value, and two hundred million (200,000,000) shall be shares of Common Stock, par value $0.01 per share."

        The reduction in par value is intended to bring the par value of our common stock in line with the nominal par value of the capital stock of most other public companies. Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of stock. Over time, the concept of par value has lost its significance as lenders, creditors and other persons doing business with a corporation tend to rely on the total financial strength of the corporation as shown by its financial statements and earnings prospects and, especially in the case of financial institutions that lend money to a corporation, on contractual restrictions that establish financial requirements that the corporation must satisfy. Almost all companies that incorporate today use a nominal par value or have no par value.

        The Par Value Amendment will not change the number of authorized shares of common stock or affect the total number of shares of common stock currently outstanding.

        Under Delaware General Corporation Law, a corporation may pay dividends out of its "surplus", which is defined as the excess of a corporation's net assets over the capital of the corporation. Following the effectiveness of the proposed Par Value Amendment, our "capital" under the Delaware General Corporation Law will be adjusted to reflect the par value reduction. This will increase our "surplus" available for the payment of dividends, including our planned spin-off transaction and other corporate purposes. The spin-off transaction is not conditioned on the adoption of this Proposal No. 4.

        Certificates representing shares of our common stock issued and outstanding prior to the effective date of filing of the Par Value Amendment will be deemed to represent the same number of shares of our common stock as they did prior to such effective date. Existing certificates will not be exchanged for new certificates in connection with the Par Value Amendment.

        If approved by our stockholders at the Annual Meeting, the Par Value Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. Although our Board of Directors intends to file the Certificate of Amendment as soon as practicable after the Annual Meeting, if, in the judgment of the Company's Board of Directors, any circumstances exist that would make consummation of the proposed Par Value Amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed Par Value Amendment, the Company's Board of Directors may abandon the proposed Par Value Amendment, either before or after approval and authorization by the Company's stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP ("Deloitte & Touche") has been our independent public accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2015. Consistent with past practice, on February 25, 2015, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2015. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2013 and 2014, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2013	2014
Audit Fees (1)	$9,823,200	$10,103,000
Audit-Related Fees (2)	$240,000	$237,000
Tax Fees (3)	$1,847,000	$1,542,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of our annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of our quarterly financial statements, (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to SEC matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,209,000 and $770,000 in 2013 and 2014, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $638,000 and $772,000 in 2013 and 2014, respectively.

        Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP
  AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2015

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

Appendix A

SPX CORPORATION
2002 STOCK COMPENSATION PLAN
(As Amended and Restated Effective May 8, 2015)

SECTION 1.    ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

        1.1.    Establishment.    SPX Corporation, a Delaware corporation, previously established the SPX Corporation 1992 Stock Compensation Plan (the "Plan") to provide for the award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units ("Awards") to eligible individuals. Since its establishment, the Plan has been amended from time to time, and was subsequently renamed the "2002 Stock Compensation Plan."

        1.2.    Purpose.    The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Participants, thereby increasing the stake in the future growth and prosperity of the Company, and furthering the Participants' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Participants.

        1.3.    Effective Date.    The following provisions constitute an amendment and restatement of the Plan, effective as of May 8, 2015, the "Effective Date" of the Plan as set forth herein. The amendment and restatement of the Plan provided herein is subject to shareholder approval at the 2015 annual meeting of shareholders.

SECTION 2.    DEFINITIONS

        2.1.    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Cause" means, except as otherwise defined in any applicable Award Agreement, (i) a Participant's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability), after a demand for substantial performance is delivered to such Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties, and after such Participant has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days after receiving such demand, (ii) a Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Participant having been convicted of (or pleaded nolo contendere to) a felony that impairs his ability to substantially perform his duties with the Company. For the purposes of this Subsection 2.1(b), "Cause" shall include those situations if, within 12 months after a Participant's employment or association with the Company has ended, facts and circumstances are discovered that would have justified a termination for Cause.

          (c)   "Change of Control" means, except as otherwise defined in any applicable Award Agreement, the first occurrence of any of the following events after the Effective Date :

            (i)    Any "Person" (as defined below), excluding for this purpose the Company or any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, and any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the "Beneficial Owner" (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this Subsection 2(c), the following terms shall have the meanings set forth below:

              (A)   "Person" shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

              (B)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the regulations and guidance promulgated thereunder (the "Exchange Act").

              (C)  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                (I)    which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

                (II)   which such Person or any of such Person's Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (III)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Subsection 2(c)(i)(C)(II)(2) above) or disposing of any securities of the Company.

Notwithstanding anything in this definition of "Beneficial Ownership" to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

            (ii)    During any period of two (2) consecutive years after the Effective Date, individuals who at the beginning of such two (2)-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 2(c)(i), above, or Subsection 2(c)(iii), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

            (iii)   The consummation of: (A) a plan of complete liquidation of the Company, (B) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (C) a plan of merger or consolidation of the Company with any other corporation, or (D) a similar transaction or series of transactions involving the Company (any transaction described in parts (A) through (D) of this Subsection 2(c)(iii) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

Notwithstanding any provision in this Agreement to the contrary, a "Change of Control" shall not include any transaction described in Subsection 2(c)(i) or (c)(iii), above, where, in connection with such transaction, a Participant and/or any party acting in concert with the Participant substantially increase the Participant's, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal Services).

For the avoidance of doubt, the Spinoff (as defined hereafter), if it occurs, will not constitute a Change of Control for the purposes of this Plan. For purposes of this Plan, the "Spinoff" means the Company's proposed tax-free spin-off of its "Flow" business into a new standalone, publicly-traded company, as announced on October 29, 2014.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder.

          (e)   "Committee" means the Compensation Committee of the Board, or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.

          (f)    "Common Stock" means the common stock, par value $10.00 (or any amended par value), of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

          (g)   "Company" means SPX Corporation, a Delaware corporation, and any successor thereto.

          (h)   "Covered Employee" shall mean a Participant who the Committee determines is or may be one of the group of "covered employees" as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

          (i)    "Disability" means, except as otherwise defined in any applicable Award Agreement, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company's disability plan.

          (j)    "Fair Market Value" means, except as otherwise defined in any applicable Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

          (k)   "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

          (l)    "Mature Common Stock" means Common Stock that has been (i) acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and (ii) held for at least six months.

          (m)  "Non-Employee Director" means any person who is a member of the Board and who is not, as of the date of an Award, an employee of the Company or any of its Subsidiaries.

          (n)   "Options" means the right granted to a Participant to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "incentive stock option" within the meaning of Code Section 422, or (ii) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.

          (o)   "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

          (p)   "Participant" means each Non-Employee Director, any Key Employee or any individual consultant or independent contractor, providing services to the Company or any Subsidiary designated by the Committee to participate in this Plan pursuant to Section 3.

          (q)   "Performance-Based Exception" shall mean the performance-based exception from the deductibility limitations as set forth in Code Section 162(m).

          (r)    "Performance Unit" means an award granted to a Participant pursuant to Section 10.

          (s)   "Period of Restriction" means the period during which the transfer of shares of Restricted Stock or Restricted Stock Units are restricted pursuant to Section 9.

          (t)    "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.

          (u)   "Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Section 9, that is (i) valued solely by reference to shares of Common Stock, and (ii) subject to restrictions specified in the Award Agreement. The restrictions on, and risk of forfeiture of, RSUs generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

          (v)   "Retirement" means, except as otherwise defined in any applicable Award Agreement, at the time of the Participant's termination of Service, the Participant is age 55 or older, has completed five years of Service with the Company or a Subsidiary (provided that the Subsidiary has been directly or indirectly owned by the Company for at least three years) and voluntarily elects to retire by providing appropriate notice to the Company.

          (w)  "Service" means the provision of personal services to the Company or its Subsidiaries in the capacity of (i) an employee, (ii) a Non-Employee Director, or (iii) a consultant or independent contractor. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or its Subsidiaries, a transfer of the Participant among the Company and its Subsidiaries, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant's Service. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be a Subsidiary or otherwise part of the Company. Subject to the foregoing and the requirements of Code Section 409A, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

          (x)   "Stock Appreciation Right" means the right to receive a cash payment or the Fair Market Value in shares of Common Stock (or any combination thereof) from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

          (y)   "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

        2.2.    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.    ELIGIBILITY AND PARTICIPATION

        Participants in the Plan to whom Awards shall be granted shall be selected by the Committee from among the Key Employees or any individual consultant or independent contractor providing Services to the Company or any Subsidiary. Non-Employee Directors may also be Participants in the Plan; provided that, Awards made to Non-Employee Directors under Sections 7, 8, 9, or 10 of the Plan shall be in the amounts and subject to the terms and conditions approved by the Board or the Board's Nominating and Governance Committee.

SECTION 4.    ADMINISTRATION

        4.1.    Administration.    The Plan shall be administered by the Compensation Committee of the Board. The administration of the Plan shall include the ability to administer any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan ("Award Agreement"). For purposes of any Award by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Exchange Act. For purposes of any Award granted under the Plan by the Committee that is intended to qualify for the Performance-Based Exception, the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations.

        4.2.    Authority.    The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant's acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

        4.3.    Delegation.    The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to be granted to any member of the Board or to any Key Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act or who is a "Covered Employee" under Code Section 162(m). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

SECTION 5.    STOCK SUBJECT TO PLAN

        5.1.    Number.    The total number of shares of Common Stock available for issuance under the Plan shall not exceed 5,000,000 shares; provided, however, that if the Company's shareholders approve the amendment and restatement of the Plan at the 2015 annual meeting of shareholders, the total number of shares of Common Stock available for issuance under the Plan on or after Effective Date shall not exceed 6,150,000 shares; provided, further that total number of shares of Common Stock available for issuance under the Plan shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, and shall be reduced by one (1) share of Common Stock for every one (1) share that is subject to an Option or Stock Appreciation Right granted under the Plan, and two (2) shares of Common Stock for every one (1) share that was subject to an award other than an Option or Stock Appreciation Right. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company and not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 of shares of Common Stock, subject to adjustment under Subsection 5.3.

        5.2.    Unused Stock.    In the event that any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock or RSU award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for grant under the Plan. The shares of Common Stock that become available for new Awards under this Subsection 5.2 shall include shares of Common Stock with respect to Awards that were issued prior to the Effective Date, to the extent that such Awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock on or after the Effective Date. Any shares of Common Stock that again become available for grant pursuant to this Subsection 5.2 shall be added back as one (1) share of Common Stock if such shares were subject to Options or Stock Appreciation Rights granted under the Plan, and two (2) shares of Common Stock if such shares were subject to awards other than Options or Stock Appreciation Rights granted under the Plan.

        For purposes of determining the number of shares of Common Stock subject to grant under this Subsection or Subsection 5.1 above, with respect to Options and Stock Appreciation Rights, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan: (a) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (b) shares of Common Stock tendered to pay the exercise price of

Options or withheld for taxes, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights.

        5.3.    Adjustment in Capitalization.    In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the aggregate number of shares of Common Stock subject to each outstanding Option and any other Award granted under the Plan shall be appropriately adjusted by the Committee. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the Option Price, grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Code Sections 424, 409A and 162(m) to the extent the Awards subject to adjustment are subject to such Code Sections.

        5.4.    Awards Subject to Minimum Vesting Period.    Except as otherwise provided under the Plan or any applicable Award Agreement, any Award granted under this Plan after the Effective Date shall not vest sooner than one year after the date of grant, provided that up to 5% of the shares available for issuance under the Plan under this Section 5 as of the Effective Date may be granted under Awards without any minimum vesting requirements.

SECTION 6.    DURATION OF PLAN

        The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Common Stock subject to it shall have been purchased or granted pursuant to the provisions hereof. However, no Award may be granted under the Plan on or after May 8, 2025, which is the tenth anniversary of the Plan's current Effective Date. Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Agreement.

SECTION 7.    STOCK OPTIONS

        7.1.    Grant of Options.    Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Subsection 5.1 and this Subsection 7.1, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to (a) a Non-Employee Director, or (b) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

        7.2.    Option Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

        7.3.    Option Price.    The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than 100% of the Fair Market Value of one share of Common Stock on the Option grant date.

        7.4.    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the date of grant, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

        7.5.    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

        7.6.    Method of Exercise and Payment of Option Price.    Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee, which may include a broker-assisted cashless exercise arrangement. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price or the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Option being exercised having a Fair Market Value equal to the Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates or other evidence of Common Stock ownership in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

        7.7.    Restrictions on Common Stock Transferability.    The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares of Common Stock.

        7.8.    Termination of Service Due to Death, Disability or Retirement.    In the event the Service of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the Service of a Participant is terminated by reason of Retirement or Disability, the Award Agreement with a Participant may provide that any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of Service as shall be determined by the Committee, and set forth in the Award Agreement but in no event beyond the expiration of the term of the Option.

        7.9.    Termination of Service Other Than for Death, Disability or Retirement.    If the Service of the Participant terminates for any reason other than death, Disability or Retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of Service. Regardless of the reasons for termination of Service, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

        7.10.    Nontransferability of Options.    Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

SECTION 8.    STOCK APPRECIATION RIGHTS

        8.1.    Grant of Stock Appreciation Rights.    Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

        8.2.    Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option.    Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at such time as provided under the applicable Award Agreement during the term of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

        8.3.    Exercise of Stock Appreciation Rights Granted Independent of Options.    Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, may provide for the Stock Appreciation Right in the applicable Award Agreement including, but not limited to, a corresponding proportional reduction in previously granted Options.

        8.4.    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:

          (a)   The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right), by

          (b)   The number of shares with respect to which the Stock Appreciation Right is exercised.

        8.5.    Form of Payment.    Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash or paid in the Fair Market Value in shares of Common Stock (or any combination thereof).

        8.6.    Limit on Appreciation.    The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        8.7.    Term of Stock Appreciation Right.    The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years from the date of grant.

        8.8.    Termination of Service.    In the event that the Service of a Participant is terminated by reason of death, Disability or Retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9 or as otherwise provided in the Award Agreement.

        8.9.    Nontransferability of Stock Appreciation Rights.    No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9.    RESTRICTED STOCK AND RSUs

        9.1.    Grant of Restricted Stock.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.

        9.2.    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

        9.3.    Grant of RSUs.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant RSUs to such Participants and in such amounts as it shall determine. Each RSU grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of RSUs granted, and such other provisions as the Committee shall determine. Subject to Section 9.9, RSUs shall be settled in shares of Common Stock (or, if provided by the Committee, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock). As soon as practicable following the lapse of a Period of Restriction for an award of RSUs, the Participant (or beneficiary, in the case of death) shall be issued one share of Common Stock for each RSU no longer subject to a Period of Restriction on such date.

        9.4.    Transferability.    Except as provided in this Section 9, neither the shares of Restricted Stock nor the RSUs granted hereunder maybe sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or

RSUs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant.

        9.5.    Other Restrictions.    The Committee shall impose such other restrictions on any shares of Restricted Stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        9.6.    Certificate Legend.    In addition to any legends placed on certificates pursuant to Subsection 9.5, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following (or similar) legend:

  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2002 Stock Compensation Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated                                        . A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."

        9.7.    Removal of Restrictions.    Except as otherwise provided in this Section or under the applicable Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant following the lapse of the Period of Restriction, and shares of Common Stock covered by each RSU grant made under the Plan shall be distributed to the Participant as soon as administratively feasible following the lapse of the Period of Restriction. Once the Period of Restriction lapses on the shares of Restricted Stock, the Participant shall be entitled to have the legend required by Subsection 9.6 removed from his Common Stock certificate.

        9.8.    Voting Rights.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

        9.9.    Dividends and Other Distributions.    During the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, Participants holding shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those shares while they are so held. Any such dividends or distributions shall be subject to the same restrictions on vesting and transferability as the shares of Restricted Stock with respect to which they were paid. The Committee, in its discretion, may award dividend equivalent rights with respect to RSUs. To the extent so awarded, on each dividend record date for Common Stock, the Participant shall be credited with dividend equivalents in the form of additional RSUs. The amount of additional RSUs to be credited shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock. If such dividends are payable in cash, the cash amount will be converted to RSUs based on the Fair Market Value of the Common Stock on the date such dividends are paid. RSUs received under this Section 9.9 shall be settled in cash or shares of Common Stock, in the discretion of the Committee, on the same date as the underlying RSUs to which they relate.

        9.10.    Termination of Service Due to Retirement.    In the event the Service of a Participant is terminated by reason of Retirement, the Award Agreement with a Participant may provide that the remaining Period of Restriction may lapse with respect to any outstanding shares of Restricted Stock or RSUs as of the date of the Participant's Retirement and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

        9.11.    Termination of Service Due to Death or Disability.    In the event a Participant's Service is terminated because of death or Disability, the Award Agreement with a Participant may provide that any remaining Period of Restriction may lapse and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

        9.12.    Termination of Service for Reasons Other Than Death, Disability or Retirement.    In the event that a Participant terminates his or her Service with the Company for any reason other than those set forth in Subsections 9.10 and 9.11 during the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, then any shares of Restricted Stock or RSUs still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the Service of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock or RSUs as it deems appropriate.

SECTION 10.    PERFORMANCE UNITS

        Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate as set forth in an Award Agreement. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11.    CODE SECTION 162(m) PROVISIONS

        11.1.    Performance Goals.    The Committee, in its discretion, may determine that an award of Restricted Stock, RSUs, or Performance Units to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m). In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: (a) cash flow; (b) cash flow from operations; (c) total earnings; (d) earnings per share, diluted or basic; (e) earnings per share from continuing operations, diluted or basic; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation, and amortization; (h) earnings from operations; (i) net asset turnover; (j) inventory turnover; (k) capital expenditures; (l) net earnings; (m) operating earnings; (n) gross or operating margin; (o) debt; (p) working capital; (q) return on equity; (r) return on net assets; (s) return on total assets; (t) return on capital; (u) return on investment; (v) return on sales; (w) net or gross sales; (x) market share; (y) economic value added; (z) cost of capital; (aa) change in assets; (bb) expense reduction levels; (cc) debt reduction; (dd) productivity; (ee) delivery performance; (ff) safety record; (gg) stock price; and (hh) total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. Performance goals may but need not be determinable in conformance with generally accepted accounting principles.

        11.2.    Performance Period; Adjustments.    The Committee shall determine the performance period over which the designated performance goals shall be attained and shall, in the case of an Award designed to comply with the Performance-Based Exception under Code Section 162(m), establish the performance goals no later than 90 days after the beginning of such performance period (or such other date as may be required or permitted under Code Section 162(m)). Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award. The Committee may provide in any Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

SECTION 12.    BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

SECTION 13.    RIGHTS OF PARTICIPANTS

        13.1.    Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company.

        13.2.    Participation.    No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 14.    CHANGE OF CONTROL

        14.1.    General.    Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 14 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement. Following a Change of Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

        14.2.    Double-Trigger Provisions.    Unless otherwise provided in the Award Agreement, if the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant's rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award or Alternative Award (as defined in Section 14.3) held by such Participant shall be waived or shall lapse, as the case may be. All Options and Stock Appreciation

Rights held by the Participant immediately before the termination that the Participant held as of the date of the Change of Control or that constitute Alternative Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such Option, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control).

        14.3.    Alternative Awards.    Upon a Change of Control, and subject to Section 14.4, each outstanding Award shall be replaced with another Award meeting the requirements of Subsection 14.5 (an "Alternative Award"); provided that (a) if an Alternative Award meeting the requirements of Subsection 14.5 cannot be issued, or (b) the Committee so determines at any time prior to the Change of Control, each outstanding Award shall instead become fully vested, exercisable and free of any Period of Restriction immediately prior to the Change of Control.

        14.4.    Cash Substitution.    Notwithstanding Subsection 14.3, at the discretion of the Committee (as constituted immediately prior to the Change of Control), each such Option, Stock Appreciation Right, or RSU may be canceled in exchange for an amount equal to the product of (a) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change of Control Price over the exercise price for such Award, and (b) in the case of other such Awards, the Change of Control Price multiplied by the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change of Control does not constitute a "change in control event" as defined under Code Section 409A, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Code Section 409A shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Period of Restriction) that no such Change of Control had occurred). Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (i) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (ii) the Committee reasonably determines that the Change of Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights. For the purpose of this Subsection 14.4, "Change of Control Price" means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change of Control, as determined in good faith by the Committee as constituted before the Change of Control, if any part of the offered price is payable other than in cash.

        14.5.    Qualification of Alternative Awards.    In order for an Award to meet the conditions of this Subsection 14.5 and qualify as an Alternative Award, the Committee (as constituted immediately prior to the Change of Control) must reasonably determine, in good faith, prior to the Change of Control that such outstanding Awards are to be assumed, honored, or new rights substituted by the successor entity following the Change of Control, and that any such Alternative Award will:

          (a)   be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change of Control;

          (b)   provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (c)   have substantially equivalent economic value to such Award (determined at the time of the Change of Control);

          (d)   contain terms and conditions which provide that in the event that the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant's rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

          (e)   be on terms and conditions that do not result in adverse tax consequences to the Participant under Code Section 409A.

The determination of whether the conditions of this Subsection 14.5 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

SECTION 15.    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

        The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

          (a)   increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;

          (b)   change the provisions of the Plan regarding the Option Price, including a reduction of the Option Price of any outstanding Option, cancellation of an Option in exchange for cash or any other awards under the Plan, exchange or replace an outstanding Option with a new Option with a lower Option Price, or take any other action that would be a "repricing" of Options, except as permitted by Subsection 5.3 or Section 14; or

          (c)   make any "Material Revisions" (within the meaning of the listing rules of the New York Stock Exchange) to change the terms of the Plan.

        No amendment, modification or termination of the Plan shall materially adversely affect the terms of any Awards previously granted under the Plan, without the consent of the Participant.

SECTION 16.    TAX WITHHOLDING

        16.1.    Tax Withholding.    The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

        16.2.    Stock Withholding.    With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, RSUs, or Performance Units payable in shares of Common Stock, Participants may elect, subject to the terms of the applicable Award Agreement, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law. The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 17.    INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18.    REQUIREMENTS OF LAW AND OTHER PROVISIONS

        18.1.    Requirements of Law.    The granting of Awards, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.2.    Foreign Jurisdictions.    In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not make any sub-plan that (i) increases the limitations contained in Section 5.1, (ii) increases the number of shares available under the Plan, as set forth in Section 5.1, or (iii) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Code Section 162(m). Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

        18.3.    Governing Law.    The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

        18.4.    Compensation Recovery Policy.    The Awards granted under this Plan shall be subject to any compensation recovery or claw back policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company. As consideration for and by accepting any Award under the Plan, the Participant agrees that all prior Awards made by the Company to the Participant shall become subject to the terms and conditions of the provisions of this Subsection 18.4

        18.5.    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

        18.6.    Deferrals.    The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an incentive stock option or to the extent required or permitted by applicable law.

        18.7.    409A Compliance.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

        Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a "separation from service" within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan, if as of a Participant's separation from service, the Participant is a "specified employee" as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, for which payment is triggered by the Participant's separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant's separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant's death.

        18.8.    Severability; Blue Pencil.    In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

        18.9.    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

        18.10.    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

        18.11.    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

        18.12.    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

        18.13.    Code Section 83(b) Elections.    The Company, its Subsidiaries and the Committee have no responsibility for any Participant's election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Code Section 83 in the participant's gross income for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.

        18.14.    No Obligation to Exercise Awards; No Right to Notice of Expiration Date.    The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Subsidiaries and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

        18.15.    Right to Offset.    Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant's death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Subsidiaries.

        18.16.    Furnishing Information.    A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 020XDB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION 01 - Christopher J. Kearney 02 - Robert F. Hull, Jr. 1. Election of Directors: For Against Abstain 2. To approve, by non-binding vote, SPX’s executive compensation practices. For Against Abstain 3. To amend and restate our 2002 Stock Compensation Plan. 4. To amend our Certificate of Incorporation. 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 5. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2015. For Against Abstain For Against Abstain 03 - Anne K. Altman For Against Abstain NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C123456789 C 1234567890 J N T 2 3 3 6 5 8 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 8, 2015. Vote by Internet • Go to www.envisionreports.com/SPW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2015 Charlotte, North Carolina This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Jeremy W. Smeltser, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 8, 2015 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 through 5. PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — SPX Corporation Dear Stockholder: The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Friday, May 8, 2015 at the SPX headquarters, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes: 1. To elect three directors to the Board of Directors. 2. To conduct an advisory vote on SPX executive compensation practices. 3. To amend and restate our 2002 Stock Compensation Plan. 4. To amend our Certificate of Incorporation. 5. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2015. 6. To address such other business as may properly come before the meeting or any adjournment thereof. Only holders of Common Stock of SPX Corporation of record at the close of business on March 15, 2015 will be entitled to vote at the meeting or any adjournment thereof. To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation. For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner. BY ORDER OF THE BOARD OF DIRECTORS KEVIN L. LILLY Senior Vice President, Secretary and General Counsel qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q